FORM 1-A TIER II OFFERING

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED APRIL 23, 2021

SUBJECT TO COMPLETION

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

OMNIA WELLNESS INC.

999 18th Street

Suite 3000

Denver, Colorado 80202

(303) 325-3738

www.omniawellness.com

Up to 1,000,000 shares of Series A Preferred Stock

and up to 56,727,273 shares of common stock underlying shares of Series A Preferred Stock

Minimum investment 250 shares of Series A Preferred Stock ($2,500)

SEE “SECURITIES BEING OFFERED” AT PAGE 42

Omnia Wellness Inc. (which we refer to as “we,” “us,” “our” or the “Company”) is offering (this “Offering”) up to 1,000,000 shares of Series A Preferred Stock at an offering price of $10.00 per share, for a maximum offering amount of $10,000,000. This offering statement also includes up to 56,727,273 shares of our common stock, par value $0.001 per share underlying the Series A Preferred Stock being offered by us. These 56,727,273 shares of common stock represent our estimate of the total number of shares we may issue upon conversion of the Series A Preferred Stock, based on the conversion terms of the Series A Preferred Stock and recent trading prices of our common stock.

The Series A Preferred Stock being offered will rank, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our common stock. Each share of Series A Preferred Stock will have an initial stated value equal to $10.00. The Series A Preferred Stock will accrue dividends at a per annum rate of 10% of the stated value (or $1.00 per share based on the initial stated value), and will be paid in-kind. Upon a liquidation, dissolution or winding up of the Company, holders of shares of our Series A Preferred Stock will be entitled to receive, before any payment or distribution is made to the holders of our common stock, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon. Shares of Series A Preferred Stock are convertible into our common stock at any time by the holders thereof in an amount determined by dividing the stated value being converted by the conversion price, which will be equal to 80% of the average closing price of the common stock for the last twenty trading days prior to the date the Company receives a conversion notice, and may be converted by us on or after the three-year anniversary of the original issuance date. Shares of Series A Preferred Stock will be redeemable by us or by the holders under certain circumstances described elsewhere in this offering circular. The Series A Preferred Stock will have no voting rights (except for certain matters). See “SECURITIES BEING OFFERED” beginning on page 42 for additional details.

There is no existing public trading market for the Series A Preferred Stock, and we do not anticipate that a secondary market for the stock will develop. We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for quotation in any automated dealer quotation system or other over-the-counter market.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3 before deciding to invest in our securities.

	Price to Public	Underwriting discount and commissions (1)	Proceeds, Before Expenses, to Issuer (2)
Per Share	$10.00	$—	$10.00
Total Maximum (3)	$10,000,000	$—	$10,000,000

(1)	The Company has not engaged any registered broker-dealer or member of FINRA as an underwriter or placement agent to offer the Series A Preferred Stock or the common stock underlying such Series A Preferred Stock, to prospective investors. Notwithstanding the foregoing, the Company reserves the right to use one or more registered broker-dealers and members of FINRA, acting as underwriters or placement agents, and pay such broker-dealers a cash commission of up to 10% of the gross proceeds raised by the broker-dealers, as well as one-time set-up fees. See “Plan of Distribution” for details.
(2)	The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering (as defined below). We estimate the total expenses of this Offering will be approximately $187,500, assuming gross proceeds of less than $5,000,000, and $375,000, assuming gross proceeds of $5,000,000 and more.
(3)	Assumes that the maximum aggregate offering amount of $10,000,000 is received by us. The Offering is being conducted on a best-efforts basis without any minimum target.

This Offering will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this Offering being qualified by the Commission, subject to an extension of up to an additional one year at the discretion of the Company, or (3) the date at which this Offering is earlier terminated by the Company at its sole discretion. The Company has not made any arrangements to date to place the funds received in an escrow, trust, or similar arrangement. Provided that an investor purchases shares in the amount of the minimum investment, $2,500 (250 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Our common stock is quoted on the OTC Pink marketplace under the symbol “OMWS.” On April 19, 2021, the last closing price of our common stock on the OTC Pink was $0.25.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

Sales of these securities will commence on approximately ___________________, 2021

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The date of this offering circular is _______ __, 2021.

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than that contained in this offering circular. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby or the distribution of this offering circular outside the United States.

This offering circular includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary is not complete and does not contain all of the information that you should consider before investing in our Series A Preferred Stock. You should carefully read the entire offering circular carefully, especially concerning the risks associated with the investment in the securities covered by this offering circular discussed under the “Risk Factors” section beginning on page 3.

The Company

Omnia Wellness Inc. (the “Company” or “Omnia Inc.”), through its wholly-owned subsidiary Omnia Wellness Corp., develops and markets products for wellness and physical therapy markets, using patented dry-hydro therapy equipment that the Company plans to offer and sell in medical and fitness markets.

Recent Developments

On April 6, 2021, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to (i) increase the Company’s authorized shares of common stock from 100,000,000 to 1,500,000,000, (ii) increase the Company’s authorized shares of “blank check” preferred stock from 10,000,000 to 150,000,000, and (iii) effect a 15-for-1 forward stock split of the common stock. All share amounts in this offering statement give effect to this forward split unless otherwise indicated.

The Offering

Securities offered by us:	Up to 1,000,000 shares of Series A Preferred Stock, par value $0.001 per share. This offering statement also includes up to 56,727,273 shares of common stock underlying the shares of Series A Preferred Stock being offered by us.

Price per Share:	$10.00

Common Stock outstanding before the Offering:	223,509,435 shares (based on number of shares outstanding as of April 19, 2021).

Preferred Stock Outstanding after the Offering:	1,000,000 shares of Series A Preferred Stock (assuming sale of maximum offering amount). We did not have any shares of Preferred Stock outstanding prior to the closing of this offering.

Market for Common Stock and Series A Preferred Stock:	Our common stock is quoted on the OTC Pink marketplace under the symbol “OMWS.”

Minimum Investment:	250 shares of Series A Preferred Stock ($2,500).

Maximum Offering:	$10,000,000. We will not accept investments greater than the maximum offering amount.

Use of Proceeds:	See the description in the section entitled “Use of Proceeds” on page 17 herein.

Length of Offering:	Shares will be offered on a continuous basis until the earlier of (1) the maximum number of shares are sold, (2) if we in our sole discretion withdraw this offering and (3) ___________________, 2022.

1

Terms of the Series A Preferred Stock

Holders of the Series A Preferred Stock will be entitled to the following:

●	Accrual and Payment of Dividends: Investors in this Offering will accrue an annual 10% dividend after the issuance of their Series A Preferred Stock, payable in shares of common stock upon the conversion of the Series A Preferred Stock.

●	Voting: The Series A Preferred Stock will not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series A Preferred Stock.

●	Liquidation Preference: The Series A Preferred Stock will be entitled to a liquidation preference in an amount equal to $10.00 per share plus any declared but unpaid dividends, before any payments to holders of common stock.

●	Conversion rights: Shares of Series A Preferred Stock are convertible into our common stock at (a) the option of the holder at any time, and (b) the option of the Company on or after the three year anniversary of the original issuance date of the Series A Preferred Stock, in each case in an amount determined by dividing the stated value being converted by the conversion price. The stated value of the Series A Preferred Stock is $10.00 per share and the conversion price will be equal to 80% of the average closing price of the common stock for the last twenty trading days prior to the date the Company receives or issues a conversion notice, as the case may be.

●	Redemption: To the extent it may lawfully do so, the Company may, in its sole discretion, after the first anniversary of the original issuance date of the Series A Preferred Stock, redeem any or all of the then outstanding shares of Series A Preferred Stock at a redemption price of $10 per share, plus accrued dividends.

2

RISK FACTORS

Investing in our Series A Preferred Stock involves a high degree of risk. In addition to the other information provided in this offering circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our capital stock. We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Risks Related to Our Business and Financial Status

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized products, insufficient capital, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of manufacturing and marketing experience, need to rely on third parties for the development and commercialization of our proposed products, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Since inception, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage, and may be unable to raise further equity. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Even if we successfully develop and market our products and business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

We are at an early stage of marketing and sales and we have commercial products with limited sales history.

Our efforts may not lead to commercially successful products, for a number of reasons, including that:

●	our products may not be accepted by the individuals or commercial customers;

●	we may not have adequate financial or other resources to complete the development and commercialization of our products; and any products that are sold may not be accepted or may have significant competition in the marketplace.

●	If sales of our projects are delayed, we may have to raise additional capital or reduce or cease our operations.

3

We may never become profitable.

To become profitable, we must successfully develop, manufacture and market our existing and planned products, either alone in on conjunction with possible collaborators. We may never have any significant recurring revenues or become profitable. In order to become profitable, broad acceptance of dry hydro massage service is necessary along with our ability to successfully acquire enough paying members within nine months of a location’s opening and limit customer attrition to make them profitable, and there can be no assurance that we will attain this goal.

If we fail to obtain additional financing, we may be unable to complete the development and commercialization of our product candidates.

Our operations will consume substantial amounts of cash. We expect that our monthly cash used by operations will continue to increase for the next several years. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, commercial acceptance of our products, our operating performance and the terms of our existing indebtedness. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If we raise additional funds through the sale of equity or convertible debt securities, the ownership percentage of then existing stockholders will be reduced. In addition, any such transaction may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges that rank senior to those of our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Our failure to obtain any required future financing could materially and adversely affect our financial condition. If we do not obtain adequate short-term working capital and permanent financing, we would have to curtail our development and production activities and adopt an alternative operating model to continue as a going concern.

In 2020, the Coronavirus outbreak was declared a pandemic by the World Health Organization and may continue to adversely affect our business operations, employee availability, financial condition, liquidity and cash flow for an extended period of time.

The outbreak of the Coronavirus (“COVID-19”) continues to grow both in the U.S. and globally, and related government and private sector responsive actions may continue to adversely affect our business operations. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic as the situation is rapidly and continually evolving.

Ongoing significant reductions in business related activities could result in further loss of projected sales and other material adverse effects. The extent of the impact of COVID-19 on our business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted.

These recent global health concerns are materially impacting our planned roll-out of Relaxation Centers and of partnerships with health and fitness clubs, medical offices and physical therapy centers, which if not soon alleviated will have a material adverse effect on our business and our results of operation and financial condition. We may be unable to successfully secure new locations for our products due to COVID-19 shutdowns or other limitations, and there can be no assurances that we will be able to open new Relaxation Centers or further expand sites in which our dry-hydrotherapy SOLAJET™ massage systems are located.

As COVID-19 continues and persists for an extended period of time, we expect there will also be significant and material disruptions and delays in the manufacturing and shipment of our products, which may then also have a material adverse effect on our business and results of operations.

These and other potential impacts of COVID-19 could therefore materially and adversely affect our business, financial condition and results of operations.

4

We are subject to significant accounts payable and other current liabilities, which we may be unable to repay.

We have accounts payable, accrued liabilities, loans payable and other liabilities of over $6.7 million as of December 31, 2020, of which approximately $530,000 was converted into equity of the Company on January 4, 2021. Additionally, on January 31, 2021, $1,245,675 of the convertible notes, third party and accrued interest were converted into equity of the Company. We currently owe, or there will become due in 2021, indebtedness evidenced by promissory notes aggregating in excess of $5.0 million (exclusive of interest). We also expect to incur additional indebtedness from time to time to fund operations. Our operations are not currently able to generate sufficient cash flows to meet our payable and other liabilities, which could reduce our financial flexibility, increase interest expenses, and adversely impact our operations. We may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness.

●	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions.

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments.

●	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing.

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

●	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company.

We may need to refinance or restructure all or a portion of our indebtedness and other liabilities on or before maturity. We may not be able to refinance any of our indebtedness or other liabilities on commercially reasonable terms, or at all.

A high level of indebtedness and other liabilities increases the risk that we may default on our debt obligations and other liabilities. We currently owe, or there will become due in 2021, indebtedness evidenced by promissory notes aggregating in excess of $5.0 million (exclusive of interest). We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness and other liabilities or convert or exchange indebtedness for equity in the Company, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. Furthermore, if we do not have sufficient funds and are otherwise unable to arrange financing to repay our outstanding indebtedness, our assets may be foreclosed upon, among other damages to lenders, which could have a material adverse effect on our business, financial condition and results of operation. The Company requires additional funding which it does not yet have secured and if this new funding is not received it will have a material adverse effect on our business, financial condition, and results of operation.

We received $294,066 in funding pursuant to the federal Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act, which is administered by the U.S. Small Business Administration, or the SBA. Under the terms of the CARES Act, loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the program. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds. We are determining to what extent some or all of the loan will be forgiven under the CARES Act, and we can give no assurance that we will obtain forgiveness of the PPP Loan in whole or in part. To the extent that the loan is not forgiven and must be repaid, we will be subject to the same risks relating to our other indebtedness described above.

5

Due to our reliance on contract manufacturing or other third parties to conduct sales and marketing, we are unable to directly control the timing, conduct and expense of our product launches.

We plan to rely primarily on third parties to manufacture our products. As a result, we will have less control over the delivery of products than would be the case if we were to rely entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, may undergo changes in priorities or may become financially distressed, adversely affecting their willingness or ability to produce our products. We may experience unexpected increased costs that are beyond our control. Problems with the timeliness or quality of the work of a contract manufacturing organization may lead us to seek to terminate the relationship and use an alternative service provider. However, making this change may be costly and may delay our product delivery, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be impossible to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

Our competitors may develop and market products that are less expensive than our product candidates.

The markets in which we operate are highly competitive. It is possible that our competitors will develop and market products that are less expensive, more effective or safer than our products or future products or that will render our products obsolete. We expect that competition from companies in this sector will increase. Many of these competitors have substantially greater financial, technical, research and other resources than we do. We may not have the financial resources, technical and research expertise or marketing, distribution or support capabilities to compete successfully.

We have an unproven business plan.

We have an unproven business plan and do not expect to be profitable for the next several years. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as an early stage company seeking to develop and manufacture new products.

Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

We must be able to develop additional commercially viable products for our business to succeed. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. We will need to develop adequate marketing capabilities in order to sell our products. In addition, the development of a viable market for our products may be impacted by many factors which are partly or totally out of our control, including:

●	the cost competitiveness of our products;

●	consumer reluctance to try a new product; and

●	consumer perceptions of our products’ safety or efficacy.

We provide warranty coverage and product recall coverage for some of our products, and we do not have historical experience to project possible warranty or recall claims and costs. If warranty or recall claims are significantly higher than our initial projections, our financial results could be adversely affected.

We provide warranty coverage for our products. We have established a warranty reserve based on our expected warranty claims, but there is no assurance that this provision will be sufficient. Therefore, our financial results could vary based upon actual experience relative to how we account for any expected warranty claims. Furthermore, a significant warranty claim or product recall could materially adversely affect our financial results.

We may not meet our development and commercialization milestones.

We have established product development and commercialization milestones that we use to assess our progress toward developing commercially viable products. We cannot assure you that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet our development and commercialization milestones might have a material adverse effect on our operations and the value of our stock.

6

Our business depends on retaining and attracting highly capable management and operating personnel.

Our success depends in large part on our ability to retain and attract qualified management and operating personnel. To retain and attract key personnel, we plan to use various measures, including employment agreements, a stock incentive plan and incentive payments for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of key officers or employees. We could face difficulty hiring and retaining qualified management and operating personnel. If we are unable to recruit, hire, develop and retain a talented, competitive work force, we may not be able to meet our strategic business objectives.

We may be unable to manage rapid growth effectively.

We expect to expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of growth, all of which will place a significant strain on our senior management team and our financial and other resources. Our proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, manufacturing expansion and growth.

The credit markets have remained illiquid despite injections of capital by the Federal government and foreign governments, and banks and other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers. Companies with low credit ratings may not have access to the debt markets until liquidity improves, if at all. If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our plant expansion plans.

Risks Related to Our Intellectual Property

We are substantially dependent on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to our rights or the rights of others may result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and other proprietary rights against others.

We are and will continue to be materially dependent on a combination of patents, trade secrets, and trademarks, non-disclosure and non-competition agreements, and other intellectual property protections which will enable us to maintain our proprietary competitiveness. We may also be subject to patent litigation. Patent litigation against us can result in significant damage awards and injunctions that could prevent our manufacture and sale of affected products or require us to pay significant royalties in order to continue to manufacture or sell affected products. At any given time, we could potentially be involved as a plaintiff and/or as a defendant in a number of patent infringement and/or other contractual or intellectual property related actions, the outcomes of which may not be known for prolonged periods of time. While it is not possible to predict the outcome of such litigation, we acknowledge the possibility that any such litigation could result in our payment of significant monetary damages and/or royalty payments, negatively impact our ability to sell current or future products, or prohibit us from enforcing our patent and proprietary rights against others, which would have a material adverse effect on the financial condition of our business and on our business operations.

7

While we intend to defend against any threats to our intellectual property, including our patents, trade secrets, and trademarks, and while we intend to defend against any actual or threatened breaches of our non-disclosure and non-competition agreements, we may not adequately protect our intellectual property or enforce such agreements. Further, patent or trademark applications currently pending that are owned by us may not result in patents or trademarks being issued to us, patents or trademarks issued to or licensed by us in the past or in the future may be challenged or circumvented by competitors and such patents or trademarks may be found invalid, unenforceable or insufficiently broad to protect our proprietary advantages.

Competitors may harm our sales by designing products or offering services that mirror the capabilities of our products, or the technology contained therein, without infringing our intellectual property rights. If we are unable to protect our intellectual property, it could have a material adverse effect on our financial condition and business operations.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary know-how and technological advances, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. Failure to obtain or maintain trade secret protection could enable competitors to use our proprietary information to develop products that compete with our products or cause additional, material adverse effects upon our competitive business position.

Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing product candidates to market and harm our ability to operate

Our commercial success will depend in part on our ability to manufacture, use, sell and offer to sell our product candidates and proposed product candidates without infringing patents or other proprietary rights of third parties. Other parties may obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our or our licensors’ existing or future patents. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding the patentability of our inventions relating to our product candidates or the enforceability, validity or scope of protection offered by our patents relating to our product candidates.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time-consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have our patents declared invalid, we may incur substantial monetary damages; encounter significant delays in bringing our product candidates to market; or be precluded from participating in the manufacture, use or sale of our product candidates or methods of treatment requiring licenses.

8

Risks Related to Investment in our Securities

There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on the OTC Pink market. Because there is a limited public market for our common stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our common stock will ever develop.

There is limited trading in our common stock and we cannot assure you that an active public market for our common stock will ever develop. The lack of an active public trading market means that you may not be able to sell your shares of common stock when you want, thereby increasing your market risk. Until our common stock is listed on an national securities exchange, which we can provide no assurance, we expect that it will continue to be listed on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We cannot assure you that our common stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

We plan to seek listing of our common stock on the NYSE MKT or a Nasdaq exchange as soon as reasonably practicable. We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange, and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange.

The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.

The market price of our common stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our common stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our common stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

There currently is no public trading market for our Series A Preferred Stock and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our Series A preferred stock. While we will seek to have a market maker file an application with FINRA on our behalf so as to be able to quote the Series A Preferred Stock on the OTCQB, there can be no assurance that an active market may develop or be sustained. If an active public trading market for our Series A Preferred Stock does not develop or is not sustained, it may be difficult or impossible for you to resell your securities at any price. Even if a public market does develop, the market price could decline below the amount you paid for your securities.

9

The Series A Preferred Stock will be subordinate to our existing and future debt obligations, and your interests could be diluted by the issuance of additional equity securities, including additional Series A Preferred Stock, and by other transactions.

The Series A Preferred Stock will be subordinate to all of our existing and future indebtedness. Therefore, if we become bankrupt, liquidate our assets, reorganize or enter into certain other transactions, our assets will be available to pay our obligations with respect to the Series A Preferred Stock only after we have paid all of our existing and future indebtedness in full. There may be insufficient assets remaining following such payments to make any payments to holders of the Series A Preferred Stock then outstanding.

The issuance of additional equity on a parity with or senior to the Series A Preferred Stock would dilute the interests of the holders of shares of Series A Preferred Stock, and any such additional issuances or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.

Your interest in us may be diluted if we issue additional shares of common stock.

In general, stockholders do not have preemptive rights to any common stock issued by us in the future. Therefore, stockholders may experience dilution of their equity investment if we issue additional shares of common stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our common stock, which we intend to do.

The Series A Preferred Shares will be subject to the Company’s rights of redemption and conversion.

The Company will have the right to redeem outstanding shares of Series A Preferred Stock, in the Company’s discretion, commencing one year after the initial issuance date of such shares, and subject to the terms and conditions of the Series A Preferred Stock. Such redemption, if it occurs, may reduce the return on Series A Preferred Shares for its holders, as redeemed shares will no longer be entitled to further dividends.

In addition, the Company will have the right to force the conversion of outstanding shares of Series A Preferred Stock, in the Company’s discretion, commencing on the three year anniversary of the initial issuance date of such shares, and subject to the terms and conditions of the Series A Preferred Stock. Such conversion, if it occurs, may reduce the return on Series A Preferred Shares for its holders, as converted shares will no longer be entitled to further dividends.

We could be prevented from paying cash dividends on the Series A Preferred Stock.

Under Nevada law, the Company may not pay cash dividends to holders of Series A Preferred Stock if the Company would not be able to pay its debts as they become due in the usual course of business. This may limit our ability to pay dividends on the Series A Preferred Stock.

Investors should consult their own tax advisers regarding tax consequences of this Offering and the Series M Preferred Stock.

The Company makes no representations regarding the tax treatment that will apply to the Series A Preferred Stock or this Offering, including, without limitation, with respect to any dividend or redemption payments under the Series A Preferred Stock. Subscribers should consult their own tax advisers regarding such tax consequences.

You will generally not have voting rights.

Holders of the Series A Preferred Stock generally have no voting rights except with respect to certain protective provisions set forth in the Certificate of Designation of Series A Preferred Stock.

10

Future issuances of preferred stock, including future issuances of shares of Series a Preferred Stock, may reduce the value of the Series a Preferred Stock.

Upon the completion of the Offering, we may sell additional shares of preferred stock on terms that may differ from the Series A Preferred Stock. Such shares could rank on parity with or senior to the Series A Preferred Stock offered hereby as to dividend rights or rights upon liquidation, winding up or dissolution. The subsequent creation and subsequent issuance of additional classes of preferred stock on parity with the Series A Preferred Stock, could dilute the interests of the holders of Series A Preferred Stock offered hereby. Any issuance of preferred stock that is senior to the Series A Preferred Stock would not only dilute the interests of the holders of Series A Preferred Stock offered hereby, but also could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series A Preferred Stock.

We are a smaller reporting company, and the reduced reporting requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation, and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 1,500,000,000 shares of common stock and 150,000,000 shares of “blank check” preferred stock. Any additional financings effected by us, and any future conversion of existing indebtedness into our equity securities, may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the securities issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our current stockholders on an as converted, fully-diluted basis. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or other securities convertible into or exchangeable for common stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of common stock might be materially and adversely affected.

11

Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our certificate of incorporation and bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

We do not intend to pay cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Accordingly, you may have to sell some or all of your shares of our common stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell shares and you may lose the entire amount of the investment.

We incur increased costs and demands upon management as a result of being a public company.

As a public company in the United States, we incur significant additional legal, accounting and other costs. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC and the stock exchange on which we may list our common stock, may increase legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as members of senior management.

Failure to establish and maintain an effective system of internal controls could result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud in which case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock. Furthermore, our management and our independent auditors have identified certain internal control deficiencies, which management and our independent auditors believe constitute material weaknesses.

Prior to the Acquisition (as described further in “Our Business– Corporate History and Background” below), Omnia Corp. (as defined in “Our Business– Corporate History and Background” below) was a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Following the Acquisition, we must review and update our internal controls, disclosure controls and procedures, and corporate governance policies as our Company continues to evolve. In addition, in connection with the Acquisition and becoming a company that files reports with the SEC, we are required to comply with the internal control evaluation and certification requirements of Section 404 of SOX and management is required to report annually on our internal control over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of SOX until the date we are no longer a “smaller reporting company” as defined by applicable SEC rules. We will remain a “smaller reporting company” as long as our public float remains less than $250 million as of the last business day of our most recently-completed second fiscal quarter.

12

Any ineffective internal control regarding our financial reporting could have an adverse effect on our business and financial results and the price of our common stock could be negatively affected once we become a registrant required to file registration statements with the SEC. This reporting requirement could also make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the controls and procedures or failure to comply with regulation concerning control and procedures could have a material effect on our business, results of operation and financial condition. Any of these events could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively affect the market price of our shares, increase the volatility of our stock price and adversely affect our ability to raise additional funding. The effect of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors and as executive officers.

We will need to evaluate our existing internal controls over financial reporting against the criteria set forth in Internal Control – Integrated Framework (2013) (the “Framework”) issued by the Committee of Sponsoring Organizations of the Treadway Commission. During the course of our ongoing evaluation of the internal controls, we may identify other areas requiring improvement, and may have to design enhanced processes and controls to address issues identified through this review. Remediating any deficiencies, significant deficiencies or material weaknesses that we or our independent registered public accounting firm may identify may require us to incur significant costs and expend significant time and management resources. We cannot assure you that any of the measures we implement to remedy any such deficiencies will effectively mitigate or remedy such deficiencies. The existence of one or more material weaknesses could affect the accuracy and timing of our financial reporting. Investors could lose confidence in our financial reports, and the value of our common stock may be harmed, if our internal controls over financial reporting are found not to be effective by management or by an independent registered public accounting firm or if we make disclosure of existing or potential material weaknesses in those controls.

Even if we conclude that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our future reporting obligations.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

Of the 223,509,435 shares of our common stock issued and outstanding as of April 19, 2021, approximately 30,042,015 shares are freely tradable without restriction by stockholders who are not our affiliates. All of the remaining shares are “restricted securities” as defined in Rule 144, and may be publicly resold subject to the limitations described in Rule 144.

In addition, in the future, we intend to file one or more registration statements on Form S-8 registering the issuance of 30,000,000 shares of common stock subject to options or other equity awards issued. Shares registered under these registration statements on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options and the restrictions of Rule 144 in the case of our affiliates.

13

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us and our business. Securities or industry analysts may elect not to provide coverage of our common stock, and such lack of coverage may adversely affect the market price of our common stock. In the event we do not secure additional securities or industry analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Risks Related to Conflicts of Interest

Our Executive Chairman may be in a position of conflict and no formal policy regarding any such potential conflicts exists.

Steve Howe, our Executive Chairman and the beneficial owner of more than 30% of our common stock, is also the sole owner of Drywave Technologies USA, Inc., which is the owner or exclusive licensee of certain of the technology, patent and other intellectual property rights, and know-how relate to our dry hydrotherapy message products. Furthermore, Mr. Howe’s brother owns a company that provides manufacturing and support services to the Company.

While there is a certain alignment of interests between the Company and Drywave Technologies in that Mr. Howe owns equity in both companies and the successful sale of the licensed products by the Company will financially benefit both companies, and therefore Mr. Howe has an interest in assuring the success of the Company, there may be instances in the future when those interests are no longer aligned. In such cases, Mr. Howe may face a conflict in selecting between the Company and Drywave Technologies. As a result, our business and results of operations could be materially adversely affected.

We have not formulated a formal policy for the resolution of such conflicts. However, any decision made by Mr. Howe will be made in accordance with his fiduciary duties, and he shall refrain from voting on any matter in which he may have a conflict of interest, all in accordance with applicable law.

The directors and executive officers of the Corporation also serve as directors and/or officers of, and investors in, other companies, and there exists the possibility for such directors and officers to be in a position of conflict.

Certain of the officers and directors of the Company are and may in the future become involved in other business activities and opportunities. If a specific business opportunity becomes available, such person(s) may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts. The Company will not share in the risks or rewards of such other ventures; however, such other ventures will compete for their time and attention, which might create other conflicts of interest. The Company does not at this time require its officers or directors to devote any particular amount of time to the Company. As a result, our business and results of operations could be materially adversely affected.

14

PLAN OF DISTRIBUTION

The Company is offering a maximum of 1,000,000 shares of Series A Preferred Stock on a “best efforts” basis.

The cash price per share of Series A Preferred Stock is $10.00.

The Company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our offering circular materials on an online investment platform.

The Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold; (2) the date which is one year from this Offering being qualified by the Commission; and (3) the date at which the Offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company. After the initial closing of this Offering, the Company expects to hold closings on at least a monthly basis.

The Company is offering its securities in all states.

The Company has not engaged any broker-dealer registered with the SEC or who is a member of FINRA, to act as the broker-dealer of record in connection with this offering, underwriting or placement agent services. Accordingly, we intend to directly, and do not expect any third person on our behalf to:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.

●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

●	Coordinate with third party providers to ensure adequate review and compliance.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

The Online Platform

The Company may use either its own hosting services or the hosting services of an online platform provider (a “Platform Provider”) to host the Offering of the shares.

If the Company chooses to use the hosting services of a Platform Provider, such Platform Provider will not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. Our offering circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on a designated website.

15

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Series A Preferred Stock in this Offering, you should complete the following steps:

1.	Go to the Company’s designated website, and click on the “Offering Circular” button;
2.	After reviewing the Offering Circular, click on the “Invest Now” button;
3.	Complete the online investment form;
4.	Electronically receive, review, execute and deliver to us a subscription agreement.
5.	Deliver funds directly by check, wire, credit card, debit card, or electronic funds transfer via ACH to the specified account; and
6.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We or our advisors or agents will review all subscription agreements completed by the investor. After completion of such review of a subscription agreement for an investment in the Company, the funds may be released from the designated account, provided that the Company has accepted the investment.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. We or our advisors or agents will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, credit card, debt card, or electronic funds transfer via ACH to the specified account) by investors will be deposited into a segregated account. The Company has not made any arrangements to date to place the funds received in an escrow, trust, or similar arrangement. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into the designated account.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card, credit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

16

Transfer Agent

The Company has engaged VStock Transfer, LLC, a registered transfer agent with the SEC (the “Transfer Agent”), to serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The Company uses VStock Transfer, LLC as its regular transfer agent. The Company estimates the aggregate fee due to the transfer agent for the above services to be $1,200 annually.

USE OF PROCEEDS

We intend to use the net proceeds for the following purposes: (a) towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, and other professional fees; (b) towards the funding of BodyStop Relaxation Centers; (c) to the hiring of personnel, including sales personnel; (d) the repayment of existing indebtedness; and (e) the balance towards working capital and general corporate purposes.

We expect that all of the shares of Series A Preferred Stock will be sold in this Offering on a “self-underwritten” basis through our officers and directors. However, we reserve the right to retain compliance brokerage services and/or broker-dealers to sell the shares and, in such case, we expect to pay discounts and commissions of up to 10% of the gross proceeds of the Offering.

The net proceeds of a fully subscribed offering, after estimated total offering expenses (but excluding any discounts or sales commissions) will be approximately $9,625,000. However, we cannot guarantee that we will sell all of the Shares being offered by us. We intend to use the net proceeds from this Offering as follows, depending upon whether we sell 25%, 50%, 75%, or 100% of the shares of Series A Preferred Stock being offered in this Offering:

	Gross Proceeds Raised in this Offering
	$2,500,000	$5,000,000	$7,500,000	$10,000,000
BodyStop Relaxation Center Openings	$1,400,000	$3,000,000	$4,500,000	$6,000,000
Hiring of Personnel	$250,000	$550,000	$825,000	$1,100,000
Repayment of Indebtedness	$200,000	$375,000	$562,500	$750,000
Offering Expenses	$187,500	$375,000	$375,000	$375,000
General Corporate and Business Purposes	$462,500	$700,000	$1,237,500	$1,775,000
TOTAL	$2,500,000	$5,000,000	$7,500,000	$10,000,000

No proceeds will be used to compensate, make loans, or otherwise make payments to officers or directors of the issuer or any of its subsidiaries.

As of the date of this offering circular, we cannot specify with certainty all of the particular uses of the proceeds from this Offering. The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use of the net proceeds we receive in the Offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted.

Because the offering is being made on a “best efforts” basis, without a minimum offering amount, the Company may close the offering without sufficient funds for all the intended purposes set out above.

Pending our use of the net proceeds from this Offering, we may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest bearing instruments and United States government securities.

17

OUR BUSINESS

Corporate History and Background

The Company incorporated as a Nevada corporation on March 2, 2016 by the filing of articles of incorporation with the Secretary of State of the State of Nevada under the name Glolex, Inc.

On June 25, 2019, Maksim Charniak, the Company’s then sole executive officer and director and the owner of 3,000,000 shares (pre-stock split) of the Company’s common stock, sold all of his shares of common stock of the Company to Amer Samad, resulting in a change of control of the Company. As part of that transaction, Mr. Charniak resigned from all of his officer and director positions, and Mr. Samad was appointed as the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company, and was appointed to the Board of Directors of the Company. Mr. Samad also purchased 1,167,937 shares (pre-stock split) of the Company’s common stock in a series of private transactions, resulting in Mr. Samad owning 4,167,937 shares (pre-split) of the Company’s common stock, or approximately 95.6% of the issued and outstanding common stock of the Company.

On March 5, 2020, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to, among other things, (i) increase the Company’s authorized shares of common stock from 75,000,000 to 100,000,000, (ii) create and authorize 10,000,000 shares of “blank check” preferred stock, and (iii) effect a 12.6374:1 forward stock split of the common stock. In addition, on March 16, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change the name of the Company from Glolex Inc. to Omnia Wellness Inc. On April 15, 2020, the stock of the Company began trading on the OTC Pink market under the symbol “OMWS”.

On April 17, 2020, we entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Omnia Wellness Corporation (formerly known as Bed Therapies Inc.), a Texas corporation (“Omnia Corp.”), and the beneficial stockholders of Omnia Corp. to acquire 100% of the issued and outstanding shares of capital stock of Omnia Corp. The transactions contemplated by the Exchange Agreement were consummated on January 5, 2021, and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding shares of common stock of Omnia Corp., no par value, or the Omnia Corp. Shares, were exchanged for shares of our common stock, par value $0.001 per share, based on the exchange ratio of one share of our common stock for every one Omnia Corp. Share. We refer herein to the transactions contemplated by the Exchange Agreement, collectively, as the Acquisition. Accordingly, we acquired 100% of Omnia Corp. in exchange for the issuance of 10,000,000 (not adjusted to reflect our 15:1 forward stock split on April 6, 2021) shares of our common stock and Omnia Corp. became our wholly-owned subsidiary. As of the closing of the Acquisition (the “Closing”), Mr. Samad, resigned as an officer and director of the Company and agreed to cancel 52,656,888 (pre-stock split) shares of our common stock owned beneficially and of record by him as part of the conditions to Closing, which were cancelled immediately following the Closing. The Company also issued an aggregate of 1,269,665 (pre-stock split) shares of common stock on January 5, 2021 as a result of the conversion in accordance with their terms of outstanding convertible promissory notes in the aggregate principal amount of approximately $539,000.

As of immediately prior to the closing of the Acquisition, we entered into an Assignment and Assumption Agreement with RZI Consulting LLC (the “Assignment Agreement”), pursuant to which RZI Consulting LLC assumed substantially all of our remaining assets and liabilities through the closing of the Acquisition. Accordingly, as of the closing of the Acquisition, we had no assets or liabilities (other than relating to general and administrative expenses).

Following the Acquisition, the Company, through its wholly-owned subsidiary Omnia Corp., now develops and markets products for wellness and physical therapy markets, using patented dry-hydro therapy equipment that the Company plans to offer and sell in medical and fitness markets.

18

On April 6, 2021, the Company filed a Certificate of Change with the Secretary of State of the State of Nevada to (i) increase the Company’s authorized shares of common stock from 100,000,000 to 1,500,000,000, (ii) increase the Company’s authorized shares of “blank check” preferred stock from 10,000,000 to 150,000,000, and (iii) effect a 1:15 forward stock split of the common stock. On _______________, 2021, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada to designate 1,000,000 shares of “blank check” preferred stock as Series A Preferred Stock and establish the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock.

Our principal executive office is located at 999 18th St., Suite 3000, Denver, CO 80202, and our telephone number is 303-325-3738. Our website address is www.omniawellness.com. The information on our website is not part of this offering circular.

Business Plan

The Company’s post-Acquisition mission is to redefine the massage industry by introducing affordable, “on demand” massage memberships through a network of retail locations, which we refer to as Relaxation Centers, which feature a patented, touchless SOLAJET™ massage, a technology equivalent to hands-on massage. The Company seeks to become the leading provider of therapeutic massage and the most recognized brand in the massage category through the rapid and focused expansion of Relaxation Centers in key markets throughout the U.S. and Europe. The goal is not only to capture a significant share of the existing market but also to expand the massage market as a whole by attracting a large segment of potential customers who are averse to human touch.

The Company plans to introduce a disruptive business model into the traditional massage industry by delivering the important benefits of massage in a more affordable and convenient way. The Company has created a unique and expandable business model that the Company believes breaks through the main barriers of massage which include cost, scheduling, and quality/consistency.

Central to the Company’s business plan is the creation of Relaxation Centers, which are premium, spa-like locations that can be located, and an appointment booked, by customers or “members” using a smartphone app or the web (massage on demand). The Company expects that each Relaxation Center will have an average of ten patented dry-hydrotherapy SOLAJET™ massage systems where customers will receive a private, deeply relaxing, consistent and therapeutic massage. The Company believes that the experience is equal to a traditional hands-on massage provided by an experienced, licensed masseuse. The SOLAJET™ massage systems are designed to permit customers to control virtually every aspect of the massage session by the touch of a button.

The Company’s retail membership model is currently based upon a price from $5 to $10 per fifteen minute session. The Company believes that the combined experience of deep tissue massage, therapeutic heat and proprietary wave therapy is so significant, the effects of a one hour hands-on massage can be felt in as little as one fifteen minute session. Due to this technology advantage, the Company expects to operate the Relaxation Centers with a minimal amount of staffing, as well as potentially franchise Relaxation Centers to third parties to enhance the rate of growth. Based on projected usage rates determined by us after multiple years of product development and market testing, the Company estimates that a single SOLAJET™ massage system may generate approximately $60,000 in annual revenue with a target gross margin of approximately 60%.

Research and Development

To develop our proprietary technology and prepare our product for commercialization, Omnia Corp. and its founder and affiliates have spent multiple years designing and placing over 500 units in high volume usage commercial settings. This product verification program was important to validate the product’s reliability, performance, consumer features and production capacity. The Company does not incur material research and development expenses.

19

Manufacturing

The Company outsources its manufacturing pursuant to a Contract Services Agreement with DryRX, LLC dated as of January 1, 2020, which replaced and superseded the Contract Services Agreement with DryRX, LLC dated as of July 22, 2018 which expired in accordance with its terms. The Contract Services Agreement, among other things, provides that DryRX shall provide manufacturing and support services on behalf of the Company, and shall be responsible for the manufacturing oversight and production operations of the Company’s products. In return, the Company is obligated to pay to DryRX a fee equal to 10% of net sales less cost-of-goods-sold and all expenses associated with the services. DryRX is owned and controlled by Steve Howe’s brother.

Market Analysis

The global health and wellness industry had revenue of over $4.5 trillion per year prior to the COVID-19 pandemic and, assuming the pandemic wanes in 2021 as a result of available vaccines and the global, national and local economies rebound, will continue to afford great opportunities for companies that offer innovative solutions to the challenges faced by our aging population. Now more than ever, people suffer from tension/stress, chronic pain, lack of exercise and a broad range of conditions which may be alleviated or treated by massage. Leading healthcare professionals generally agree that massage not only feels good, but can be very good for a user’s health. Massage therapy is estimated to be a $45 billion per year industry worldwide, according to Associated Bodywork & Massage Professionals. Furthermore, the American Massage Therapy Association (AMTA) estimates that massage therapy was a $18 billion industry in the U.S. alone in 2018. By comparison, in 2005, massage therapy was projected to be a $6 to $11 billion a year industry. Between July 2017 and July 2018, surveys indicated that roughly 47.5-63.6 million adult Americans (19%-28%) had a massage at least once, and U.S. massage customers receive about 230 million massages a year at an average price of $65.00 per massage (not including customary tip).

The Company believes that its technology has been and will continue to be embraced by some of the leading professionals in the wellness market. The Company has received testimonials which describe experiences ranging from how the product has made a big difference in daily personal lives to how commercial providers have enjoyed significant profits by charging for clients to use our deeply relaxing and therapeutic technology.

The Company did see a decrease in sales/leases of its available products during 2020 which it believes is a direct result of the COVID-19 pandemic, as gyms and other locations were closed and communities and individuals were quarantined for parts of the year. The Company did start to see indicators late in the third quarter of 2020 and early in the fourth quarter of 2020 that business was starting to pick up again on the medical side. The Company believes that as gyms, chiropractors and other medical facilities begin to open to larger capacities after vaccinations become more widespread, the Company’s products will be a better option for the locations due to the ability to be “touchless,” which has become more necessary over the last year due to the COVID-19 pandemic. Furthermore, the SOLAJET™ massage system allows the option of getting a treatment without being in a room with another person. Management believes that this will allow an additional way to market the beds over the next several years.

Products and Services

SOLAJET™ Massage System

The SOLAJET™ massage system is a patented and unique touch-less treatment that helps reduce pain, improve range of motion, revive and rejuvenate the body. Inside the system, a powerful traveling water jet performs a relaxing full body Endo-Kinetic™ treatment but is also able to isolate to any part of the body at the touch of a button. Highlights include:

●	Rated equivalent to hands-on massage therapy, and 8 to 1 over a hot tub or massage chair experience based on Company-administered trials and surveys.

●	Deep tissue penetration, therapeutic heat and a flushing body “wave” motion combine 3 therapies in one, delivering a similar feeling of an hour long traditional massage in as little as 15 minutes.

●	Users remain clothed and dry. No oils, disrobing or getting wet.

●	SOLAJET™ massage system features a full body massage with user controlled programs, pressure and custom adjustments via a touch screen controller or smartphone app.

20

●	Company-administered surveys have suggested a 93% interest in continued use, and the system also appeals to a significant percentage of the population who will not normally seek a massage because they do not like personal touch.

AQUAVIVE™ Recliner System

The AQUAVIVE™ Recliner System, expected to be introduced in 2021, is a first in class, zero-gravity platform that uses water infused chambers to stimulate, soothe and compress soft tissue, delivering massage-like feeling while being able to rapidly vary temperature from 50 to 95 Degrees in approximately 1 minute. Highlights include:

Rapid cooling or heating at the touch of a button;

●	Water roller system to ensure comfort and effective massage;

●	Painless massage patterns mimic hand motion; and

●	Seamless/sanitary cover system for simple disinfection between uses.

Relaxation Centers

The Company’s business model is to create a national chain of BodyStop® “Relaxation Centers”. Earlier Company focus groups have shown that individuals introduced to the proposed BodyStop® Relaxation Center concept had a high interest in the services offered. The Company also had similar results selling SOLAJET™ memberships in commercial settings with a compelling conversion rate for users to purchase a monthly massage membership. The Company believes this is a strong indication that retention or membership sales will be high once consumers experience a SOLAJET™ massage in a relaxing and stress-free environment.

The Company intends to offer the following at each SOLAJET™ location:

●	Luxurious feeling, open and “stress free” environment.

●	Relaxing pre-massage/recovery area provides the soothing tone of relaxation with an arrangement of colors, scents, lighting and décor.

●	Privacy massage rooms for security and mental relaxation.

●	“Hydration stations” - customizable energy water dispenser to help relax and replenish the body after massage.

●	Sign-up/Sign-in kiosk – Registration will be done through a smartphone app, the internet or an in-store kiosk. The in-store kiosk will also be available to learn more about SOLAJET™.

●	Consumers are able to control the massage and where to focus force via a control panel.

●	SOLAJET™ “No Tip” policy creates a high value, cashless retail environment.

●	Approximately ten SOLAJET™ massage systems.

For the Relaxation Centers, the Company plans to test the names, product branding and marketing using professional marketing agencies and intends to hire consultants to develop the store layout and associated marketing concepts. The locations are intended to represent a “human oasis” or an affordable “recharge station” for our stressed-out world. The Company intends to work closely with its franchise consultants during the testing and modeling of the centers to make certain any franchise offering has the best opportunity to be successful.

Furthermore, the value proposition for each member of the Company’s Relaxation Centers is expected to be as follows:

●	A new therapeutic massage experience with wider appeal than traditional massage;

●	Affordable monthly membership program – making the luxury of a regular massage attainable;

21

●	Convenient booking system making massage “on-demand”;

●	Convenient locations;

●	Relaxing and welcoming atmosphere;

●	High customer service focus – minimal staff administrative burden allows center employees to focus a majority of their time of service and hospitality; and

●	User friendly control system using touch-screens to manage the “touchless” massage system.

Other Products and Offerings

The Company intends to introduce from time to time other products and service offerings. For instance, the Company is intending to introduce the SolaProTM mobile deep-tissue massage gun, which it believes will provide superior soft tissue treatment when compared to other products on the market.

Plan of Operations

The Company intends to implement an aggressive go-to-market plan intended to validate its business model, including to:

●	Engage a professional branding and marketing group to develop the Company’s Relaxation Center’s name and marketing collateral (print, web, mobile and social media).

●	Employ a design consultant to properly design the Relaxation Centers’ layout, theme, lighting and structure.

●	Secure a real estate specialist to determine proper retail locations based on population, demographics and foot traffic.

●	Initially launch three Relaxation Centers in the Denver Metro area (or a similar metropolitan area) to validate the business model.

Furthermore, the Company plans to market the pre and post-launch of its Relaxation Centers by:

●	Driving customer flow to the Relaxation Centers by building brand awareness through conveniently located, highly visible locations and by using traditional retail-oriented marketing and customer acquisition techniques and by participating in community awareness events.

●	Heavily promoting “free massages” as an attractive means to drive traffic to the locations for the prospective customer’s first trial massage. We believe that the history of user usage patterns predicts a high retention or desire for ongoing use once someone experiences the SOLAJET™ massage in a Relaxation Center.

●	Developing a social media presence.

●	Creating media and public relations exposure.

After the Company’s Relaxation Centers have been in service for a reasonable test period, management plans to evaluate each location’s results and determine the proper course of action for the identification and installation of future locations. If results from the test market demonstrate that the concept is profitable and scalable, the Company intends to build up the headquarter organization and expects to open approximately 50 to 100 company owned Relaxation Centers in the U.S. within the following 12 - 24 months, subject to the availability of funds.

Once the U.S. organization has been established, the Company expects to expand first into Europe. The Company’s target is to have 1,000 Relaxation Centers in the U.S. and additional locations in Europe, within 6-8 years after the initial launch. The Company believes that there will be opportunities to expand the business into other areas worldwide, if and when the Company has the resources available.

22

In addition to a national chain of company-owned BodyStop® Relaxation Centers, the Company is considering franchising the Relaxation Centers, and sell SOLAJET™ memberships in commercial settings through the purchase of monthly massage memberships. Along with the retail and commercial elements of the business plan, the Company expects to launch a medical rental program targeting physical therapists and chiropractors, which we believe removes the cost factor that would otherwise prevent practitioners from purchasing our products - a major barrier of entry. Our first beta franchise center is expected to open in the second quarter of 2021.

Revenue Share Model

The Company has also tested, and now offers, the installation and operation of a smaller version of the Relaxation Centers in a limited number of the nation’s leading health and fitness clubs. For instance, the Company and LA Fitness have opened the initial BodyStop® Center located in LA Fitness, Mission Viejo, California in January 2019, and a second location in Irvine, California opened in July 2019. Once the Company has confirmation of the financial assumptions, the Company’s current plan is to open up this smaller version of the BodyStop® Relaxation Centers in 100 to 300 LA Fitness centers. Due to Covid related shutdowns in California in 2020, the expansion plans have been delayed. Based on our discussions with LA Fitness management, they are ready to work with the Company to continue the execution of the expansion plans as lockdown conditions change. Currently, all gyms and fitness clubs are required to close in California. Currently, gyms and fitness clubs in California are opened at capacity limits from 10% to 25%. Our value proposition to this and other potential partnerships include:

●	No capital investment by the fitness partner, as the Company will install and own the beds;

●	Profitability drivers utilizing existing members or traffic, assisted by co-marketing with our partner;

●	Service and support by the Company;

●	Turn-key marketing support;

●	Kiosk enrollment and operation; and

●	The Company expects to share the revenue with the partner, in the range of 60% to 70% of gross revenue to the Company and 30% to 40% to the partner.

Target Customers

Potential retail target customers for the SOLAJET™ massage experience include the following:

●	Employees exposed to high levels of stress;

●	Sedentary workers;

●	Manual and strenuous labor employees;

●	Seniors;

●	Overweight individuals; and

●	Individuals with chronic pain/disabilities.

The Company expects the physiological massage experience, the center’s relaxing environment, ongoing massage education and overall financial value to resonate well with potential consumers, creating a strong consumer brand and loyal members.

The Company plans to create a focused marketing plan targeting specific segments of the population. The emphasis of the marketing messages will be on the specific benefits of consistent massage as a means of providing long term and short term health benefits.

We are also building a business unit to focus on the healthcare and wellness professional market, to sell or rent SOLAJET™ massage systems to professionals, with the initial focus on the chiropractic and physical therapy industries where pricing and terms can range from $600-$800/month per rental to approximately $20,000 for purchase.

23

Competition

We intend to compete with private spas and massage centers. Companies within the traditional massage market historically have been highly fragmented. Recently, national and regional massage chains have emerged offering discounted pricing for a monthly massage commitment. Top chains include: Massage Envy®, Zen Massage®, Massage Heights®, and Hand & Stone®. These chains attempt to “standardize” the massage category by assuring customers a licensed massage at a predictable price to secure continued usage.

Commercial competition includes four main competitors who are solely focused on selling water-based massage systems into the medical and leisure markets. Each command a high sales price of $15,000 - $35,000, and management believes that its competitors offer inferior massage experiences compared to the SOLAJET™ massage system. To date, based on publicly available information, none have initiated a relaxation center or franchise model and each are focused on growing and expanding the dry-hydrotherapy segment, primarily in the fitness market.

Some of our expected competitors currently have significantly greater resources than we do, have previously validated their business plan and launched their business, and have may greater resources for product development, sales and marketing, additional lines of products and the ability to offer financial incentives such as rebates, bundled products or discounts on other product lines that we may not be able to provide.

We intend to compete based on pricing, convenience and superior products and experience.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely on a combination of patents, trademarks, copyrights, trade secrets as well as nondisclosure and assignment of invention agreements, material transfer agreements, confidentiality agreements and other measures to protect our intellectual property and other proprietary rights.

Patents and trademarks are significant to our business to the extent that a product or an attribute of a product represents a unique design or process. Patent protection of our products restricts competitors from duplicating these unique designs and features. To protect our proprietary secrets and competitive technologies, we have obtained and are seeking to further obtain patent, trade secret, trademark and other intellectual property protection on our products whenever appropriate. As of the date hereof, the Company holds the following patents or pending patents through its exclusive license with Drywave Technologies USA, Inc. described further below:

Description	Patent No.	Date Issued	Expiration
Systems and Methods for Providing Dry Hydrotherapy to a Reclined Human Subject	7,311,683	December 25, 2007	December 25, 2027

Dry Hydrotherapy Bed	D662,211	June 19, 2012	June 19, 2026

Water Encapsulated and Mechanical Hybrid Body Massage Chair with Rapid Heating and Cooling Control	U.S. Provisional Application, Serial No. 62/862,777, filed on June 18, 2019	Pending	Pending

Trademarks include SOLAJET™, MassageWave®, BodyStop®, AquaVive® and several related URLs.

In addition to the patents, there are a number of proprietary processes in the design, assembly and manufacturing of the SOLAJET™ massage system. Our ability to protect and use our intellectual property in the continued development and commercialization of our technologies and products and to prevent others from infringing on our intellectual property is important to success. Our basic patent strategy is to augment our current portfolio by applying for patents on new developments and obtaining licenses to promising product candidates and related technologies. We also maintain various trade secrets which we have chosen not to reveal by filing for patent protection. Our issued patents and patent applications provide protection for our core technologies. In addition to the foregoing patent activity, several continuations-in–part and international patents have been filed. Patent applications related to our proprietary aqua roller system, rapid heating and cooling systems have been filed.

24

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. Our policy is to require our employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, board of directors, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We also require signed confidentiality or material transfer agreements from any company that is to receive our confidential information. In the case of employees, consultants and contractors, the agreements provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

On April 30, 2019, Omnia Corp. entered into a worldwide exclusive license with Drywave Technologies USA, Inc., which is the owner or exclusive licensee of certain of the technology, patent and other intellectual property rights, and know-how related to our dry hydrotherapy massage products. Pursuant to the terms and conditions of the license agreement, the Company received intellectual property rights to manufacture, use, and offer for sale all the products related to the patents and trademarks for dry hydrotherapy therapy technologies. The license fee to acquire the technology is $2,000,000, all of which has been paid. The Company is also obligated to pay to Drywave a royalty of 3% of net sales beginning May 1, 2020 and continuing for the longer of the period in which there are valid patent claims or ten years. Drywave is wholly-owned by Steve Howe, our Executive Chairman.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. Although we have conducted freedom of use patent searches no assurance can be given that patents do not exist or could not be filed which would have an adverse effect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technology components, products, processes or other subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which could have a material adverse effect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Government Regulation

Regulation by governmental authorities in the United States and foreign countries can be a significant factor in the development, manufacture and marketing of health related products. Currently, other than a Class I medical device registration form and annual fee payment, none of our products require formal regulatory approval by governmental agencies prior to commercialization. Class I medical devices are those products deemed to be low-risk, and as such are subject to the least amount of regulatory control. As a business strategy, we intend to conduct some key clinical studies to provide a basis to make medical claims regarding the use of our SOLAJET™ and AQUAVIVE™ products.

25

Employees

As of April 19, 2021, we had 14 full-time employees. We also use the services of consultants as-needed from time to time. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be satisfactory.

Legal Proceedings

As of the date of this circular, we are not party to, and our property is the subject of, any material legal proceedings.

OUR PROPERTY

Our corporate headquarters are located at 999 18th St., Suite 3000, Denver, Colorado 80202, where we lease approximately 200 square feet on a month to month basis. Under the lease, the lease term continues for 12 months and may be terminated upon 30 days prior notice from the landlord or, by us, upon 30 days prior notice. We believe that these facilities are adequate for our current needs, including providing the space and infrastructure to accommodate our development work based on our current operating plan. We believe that as may be needed, additional space can be leased in the same building we currently utilize. We do not own any real estate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations of the Company together with our financial statements and the related notes included elsewhere in this circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this circular, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Forward Looking Statements

The following discussion should be read in conjunction with our financial statements and related notes included in this circular. Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section entitled “Risk Factors” of this circular.

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology.

26

In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this circular will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Overview

On April 17, 2020, we entered into the Exchange Agreement with Omnia Corp. and the beneficial stockholders of Omnia Corp. to acquire 100% of the issued and outstanding shares of capital stock of Omnia Corp. The transactions contemplated by the Exchange Agreement were consummated on January 5, 2021 and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding Omnia Corp. Shares were exchanged for shares of our common stock, par value $0.001 per share, based on the exchange ratio of one share of our common stock for every one Omnia Corp. Share. Accordingly, we acquired 100% of Omnia Corp. in exchange for the issuance of 10,000,000 shares of our common stock and Omnia Corp. became our wholly-owned subsidiary. As of the Closing, Mr. Amer Samad, formerly our sole director and executive officer, agreed to cancel 52,656,888 (pre-stock split) shares of our common stock owned beneficially and of record by him as part of the conditions to Closing, which were cancelled immediately after the Closing. The Company also issued an aggregate of 1,269,665 shares of common stock on January 5, 2021 as a result of the conversion in accordance with their terms of outstanding convertible promissory notes in the aggregate principal amount of approximately $539,000.

As of immediately prior to the closing of the Acquisition, we entered into an Assignment and Assumption Agreement with RZI Consulting LLC (the “Assignment Agreement”), pursuant to which RZI Consulting LLC assumed substantially all of our remaining assets and liabilities through the closing of the Acquisition. Accordingly, as of the closing of the Acquisition, we had no assets or liabilities (other than relating to general and administrative expenses).

Our sole business is the business of Omnia Corp. Our management’s discussion and analysis below is based on the financial results of Omnia Corp. for the fiscal years ended December 31, 2020 and 2019, and the financial results of Omnia Wellness Inc. (formerly Glolex Inc.) for the fiscal years ended March 31, 2019 and 2018 and the nine-month period ended December 31, 2020. Except as otherwise indicated herein, all share and per share information in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section gives retroactive effect to the exchange of Omnia Corp. Shares for shares of our common stock in the Acquisition. The following discussion and analysis provides information which we believe to be relevant to an assessment and understanding of the results of operations and financial condition of Omnia Corp.

We develop and market products for wellness and physical therapy markets, using patented dry-hydro therapy equipment that the Company plans to offer and sell in medical and fitness markets.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Results of Operations of Omnia Corp.

Omnia Corp. had operating losses in 2019 that continued during 2020, and it expects losses to continue as its operations and marketing are built up to increase sales.

27

The below results of operations for the fiscal year ended December 31, 2020 and 2019 reflect Omnia Corp.’s fiscal year ended December 31. As a result of the Closing of the Acquisition, Omnia Corp. changed its fiscal year end to be consistent with the Company’s fiscal year end of March 31.

Fiscal Year Ended December 31, 2020 Compared to the Fiscal Year Ended December 31, 2019

Revenues

Total revenue was $271,048 for the year ended December 31, 2020, compared to $223,354 for the year ended December 31, 2019. The increased revenue during 2020 is due to a targeted marketing program to gyms and medical facilities.

Cost of Goods Sold

Total cost of goods sold was $154,444 for the year ended December 31, 2020, compared to $265,474 for the year ended December 31, 2019. The increase in cost of goods sold in 2019 was mainly due to Omnia Corp. reviewing the value of obsolete items in inventory in 2019 and writing this down by charging to cost of goods sold.

Operating expenses

Total operating expenses was $1,525,683 for the year ended December 31, 2020, compared to $1,591,084 for the year ended December 31, 2019. There was increased depreciation and amortization, legal and professional fees, payroll expenses and general and administrative expenses in 2020 as Omnia Corp. continued to build its business, offset by lower selling and marketing expenses, related party, consulting fees, related party and impairment expense as compared to 2019 in 2020.

Interest expenses

Interest expense was $517,163 for the year ended December 31, 2020, compared to $293,766 for the year ended December 31, 2019. The increase in interest expense is due to the issuance of additional promissory notes to investors in 2020.

Net Loss

The net loss for the fiscal year ended December 31, 2020 was $(1,926,242), resulting in loss per share of $(0.19), compared to net loss for the period ending December 31, 2019 of $(1,926,967) resulting in loss per share of $(0.46).

Results of Operation of Omnia Wellness Inc.

The below results of operations for the fiscal year ended March 31, 2019 and 2018 and the nine month period ended December 30, 2020 reflect Omnia Wellness Inc.’s fiscal year ended March 31.

Comparison of Fiscal Years Ended March 31, 2020 and 2019

General and administrative expenses were approximately $33,680 for the fiscal year ended March 31, 2020, compared to approximately $13,899 for the same period in 2019.

Omnia Inc.’s net (loss) for the fiscal year ended March 31, 2020 was ($33,680) compared to a net loss of ($13,899) during the fiscal year ended March 31, 2019. During the fiscal years ended March 31, 2020 and 2019, respectively, Omnia Inc. had not generated any revenue.

The weighted average number of shares outstanding was 55,058,006 (as adjusted to reflect Omnia Inc.’s 1:12.6374 forward stock split) for the fiscal year ended March 31, 2020 and 2019.

28

Cash Flows from Operating Activities

Omnia Inc. has not generated positive cash flows from operating activities for the fiscal year ended March 31, 2020. Net cash flows used in operating activities was ($22,789) and ($9,838) in the fiscal years ended March 31, 2020 and 2019, respectively.

Cash Flows from Financing Activities

Omnia Inc. financed its operations primarily from either loans, advancements or the issuance of equity and debt instruments. For the fiscal year ended March 31, 2020, net cash from financing activities was $21,736 consisting of loans from a former shareholder of $3,190, loans from current shareholders of $6,546 and loans from third parties of $12,000. The loans from current shareholders and third parties primarily relates to advances to Omnia Inc. either from current shareholders or from Bed Therapies Inc. (currently known as Omnia Wellness Corporation) to pay for third party service providers so the Company remains in compliance with its reporting obligations under the Securities Act of 1934, as amended, and other legal requirements. The indebtedness does not have a maturity date and none of the terms have been finalized as between Omnia Inc. and the lenders. For the fiscal year ended March 31, 2019, net cash from financing activities was $7,700, consisting of loans from a former shareholder.

Comparison of Nine and Three Months Ended December 31, 2020 and 2019

General and administrative expenses were approximately $ 9,383 and $48,341 for the three and nine months ended December 31, 2020, respectively, compared to approximately $8,632 and $27,358 for the same periods in 2019. Omnia Inc. believes that its general and administrative expenses will increase over time as a result of the Acquisition and otherwise advances its programs, increases its headcount and operating activities and incurs expenses associated with being a public company.

Omnia Inc.’s net (loss) for the nine and three months ended December 31, 2020, was ($48,341) and ($9,383) compared to a net loss of ($27,358) and ($8,632) during the nine and three months ended December 31, 2019. During the fiscal quarter ended December 31, 2020 and fiscal years ended March 31, 2020 and 2019, respectively, Omnia Inc. did not generate any revenue.

Cash Flows from Operating Activities

Omnia Inc. has not generated positive cash flows from operating activities for the three and nine months ended December 31, 2020. Net cash flows used in operating activities was and ($9,515) in the nine months ended December 31, 2020, compared to and $(19,092) for the same period in 2019.

Cash Flows from Financing Activities

Omnia Inc. has financed its operations primarily from either loans, advancements or the issuance of equity and debt instruments. For the three and nine months ended December 31, 2020, net cash from financing activities was and $9,515, compared to $18,039 for the same period in 2019.

Liquidity and Capital Resources

We have historically funded operations through the issuance of loans, evidenced by convertible and non-convertible promissory notes. Since inception, we have raised an aggregate of $5,671,123 through the sale of such promissory notes, of which approximately $5,629,183 principal amount remains outstanding and either is currently due and continuing to accrue default interest, or will be due in 2021. Additionally, in 2020 we received funding of $294,066 pursuant to the federal Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security (CARES) Act.

29

Based on our current burn rate, we need to raise additional capital in the short term to fund operations and meet expected future liquidity requirements, as well as to repay our remaining existing total indebtedness of approximately $6,705,750, if not converted to equity, (including our funding from the CARES Act, if and to the extent the loan is not forgiven), or we will be required to curtail or terminate some or all of our product lines or our operations. We are continuously in discussions to raise additional capital, which may include or be a combination of convertible or term loans and equity which, if successful, will enable us to continue operations based on our current burn rate, for the next 12 months; however, we cannot give any assurance at this time that we will successfully raise all or some of such capital or any other capital. Furthermore, at this time, we do not have an established source of funds sufficient to cover operating costs after May 2021. Funds raised, if any, during 2021, are anticipated to fund not just repayment of existing obligations, but our ongoing operations including validating the business model for Relaxation Centers, hiring additional personnel, and expanding the revenue share model with additional facilities.

We do not currently have available funds to repay currently-due liabilities of approximately $782,501 or to repay indebtedness that is expected to become due in 2021, and are exploring refinancing, extending the maturity date and/or converting some or all of such indebtedness into equity.

There can be no assurance that necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations or fully implement our business plan, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Additionally, we will need additional funds to respond to business opportunities including potential acquisitions of complementary technologies, protect our intellectual property, develop new lines of business, and enhance our operating infrastructure. While we may need to seek additional funding for any such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. However, the recent COVID-19 pandemic has presented unprecedented challenges to businesses and the investing landscape around the world. Therefore, there can be no assurance that management’s plans will be successful. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines or our operations.

As a result of the COVID-19 pandemic and actions taken to slow its spread, the global credit and financial markets have experienced extreme volatility, including diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. If equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult to obtain, more costly and/or more dilutive. Any of these actions could materially harm our business, results of operations and future prospects.

Going Concern

The Company is commencing operations to generate sufficient revenue; however, the Company’s cash position is not currently and, in the future, may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering but can give no assurance of success. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We had no off-balance sheet transactions.

30

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our directors, executive officers and significant employees as of the date of this filing are as follows:

Name	Position	Age	Term of Office (1)	Approximate Hours per Week for Part-Time Employees
Executive Officers:
Steve R. Howe	Executive Chairman	68	January 5, 2021 to present	N/A
Jainal Bhuiyan	President	38	January 5, 2021 to present	30
Dr. Andrew E. Trumbach	Chief Financial Officer	59	March 11, 2021 to present	10
Directors:
Steve R. Howe	Chairman of the Board of Directors	68	January 5, 2021 to present
Jainal Bhuiyan	Director	38	January 5, 2021 to present
Nickolay Kukekov	Director	46	January 5, 2021 to present

(1)	Does not include offices held by such persons at the Company’s predecessor company, described further below.

Steve R. Howe, Executive Chairman and Director. Mr. Howe has been the Executive Chairman and Director of Omnia Corp. since August 1, 2019, and has been the Executive Chairman and Director of the Company since the closing of the Acquisition. Mr. Howe is also the owner and manager of Drywave Technologies USA, Inc., which owns certain of the technologies and intellectual property licensed to us. Prior to his service with Omnia Corp., Mr. Howe served as Chairman of the Board and Chief Executive Officer of AntriaBio from its formation in 2011 to 2014 and the Chairman of the Board and Chief Executive of PR Pharmaceuticals from its formation in 1998 to 2010. Mr. Howe was a founder of Micrel Limited, Inc., a privately held drug delivery company, and served as the Chief Executive Officer for Micrel from 1987 through 1998, when it merged into PR Pharmaceuticals. Mr. Howe received his BA in Business Administration, with an emphasis on finance and accounting, from the University of Wyoming in 1974.

The Company believes that Mr. Howe is qualified to serve as Executive Chairman due to his extensive experience with building and leading companies, and as a founder of Omnia Corp.

Nickolay Kukekov, Director. Dr. Kukekov was a founder and co-managing member of the predecessor of Omnia Corp. from its formation in 2018 until its conversion into Omnia Corp. in July 2019. Upon the conversion of Omnia Corp.’s predecessor into Omnia Corp. in July 2019, Dr. Kukekov became a member of Omnia Corp.’s Board of Directors. Dr. Kukekov has served as a Director of the Company since the Closing of the Acquisition. Dr. Kukekov currently serves as member of the Board of Directors of MemoryMD, Inc. since September 2017 and as a member of the Board of Directors of Brain Scientific Inc. (which acquired MemoryMD) since September 2018. Dr. Kukekov currently serves as the managing director of HRA Capital (formerly Highline Research Advisors). Prior to forming Highline Research Advisors in 2012, Dr. Kukekov was the Managing Director of Healthcare Investment Banking at Summer Street Research from October 2010 to August 2012. In September 2009, Dr. Kukekov was a co-founder of the Healthcare Investment Banking group at Gilford Securities. From December 2007 to July 2009, Dr. Kukekov served as the managing director of Paramount BioCapital, where he ran the advisory, M&A and capital raising services for in-house private and public portfolio companies. Dr. Kukekov holds a Bachelor of Science degree in Molecular, Cellular and Developmental Biology from the University of Colorado at Boulder and a Ph.D. in Neuroscience from Columbia University, College of Physicians and Surgeons in New York.

The Company believes that Dr. Kukekov is qualified to serve as a member of the Board of Directors due to his extensive experience in healthcare and medical device investment banking.

31

Jainal Bhuiyan, President and Director. Mr. Bhuiyan was a founder and co-managing member of the predecessor of Omnia Corp. from its formation in 2018 until its conversion into Omnia Corp. in July 2019. Upon the conversion of Omnia Corp.’s predecessor into Omnia Corp. in July 2019, Mr. Bhuiyan became a member of Omnia Corp.’s Board of Directors. Mr. Bhuiyan has served as the President and as a Director of the Company since the Closing of the Acquisition. He has spent over 15 years of his career focused in the health and wellness sector, and has executed over $3 billion in financings of early-stage and growth companies. His primary efforts have been dedicated to investment banking, capital markets and public and private equity investments. He is currently a Senior Managing Director at Paulson in investment banking. Since 2012, he has been a partner at HRA Capital, a healthcare merchant investment bank. Prior to HRA Capital, he was a Senior Vice President of healthcare investment banking at Rodman & Renshaw, where he was also Head of Healthcare Equity Capital Markets. Early in his career, he worked as a Senior Analyst at Provident Healthcare Partners, a Boston-based boutique M&A shop focused on healthcare services, and prior to that he worked as a Management Analyst with BearingPoint, consulting to the Department of Defense. Mr. Bhuiyan serves as Chairman of the Board of FundRx, a healthcare venture investment platform. Mr. Bhuiyan has a Bachelor of Science degree from Cornell University’s Charles H. Dyson School of Applied Economics and Management. He currently holds FINRA Series 7, Series 63 and Series 79 licenses.

The Company believes that Mr. Bhuiyan is qualified to serve as a member of the Board of Directors due to his extensive experience in healthcare and medical device investment banking.

Dr. Andrew E. Trumbach, Chief Financial Officer. Since 1992, Dr. Trumbach has been a consultant providing tax, accounting and financial analysis services and accounting information systems solutions to middle market companies and family owned businesses. From 2008 to 2014, Dr. Trumbach was a part-time Professor at Nova Southeastern University, H. Wayne Huizenga School of Business and Entrepreneurship, where he taught classes on accounting, management and cost accounting, and accounting information systems. He was the CFO of a holding company from 2008 to 2019 that owned and operated one of the largest perfume distribution business operating worldwide. The company acquired and managed affiliated companies that included over 45 retail stores and a duty-free company operating airline, cruise, and retail duty free and duty paid concessions located in cruise, airport, and border locations worldwide. Prior to 2008, Dr. Trumbach spent 14 years as the CFO/CIO and Sr VP of a family-owned holding and investment company that included a portfolio that consisted of commercial, industrial, and residential real estate holdings, mining operations, outdoor advertising, publishing, polling, water and sewer utility, mobile home parks, data centers, and funeral homes. Prior to moving to industry, Dr. Trumbach spent three years working in an international accounting firm and five years in a regional firm working in public accounting in both the Caribbean and the United States. Dr. Trumbach is currently a director of Borrowmoney.com, Inc. (OTCPink:BWMY). In addition to a Bachelor of Science degree in Accounting and a Master of Business Administration degree, Dr. Trumbach has earned Doctorate degrees in both Information Technology Management and Accounting. He has undertaken numerous consulting projects for major companies in the United States and the Caribbean.

Family Relationships

There are no familial relationships between any of our officers and directors.

Structure and Operation of the Board

We do not have standing audit, compensation or nominating committees of our Board. However, the full Board performs all of the functions of a standing audit committee, compensation committee and nominating committee. The Board currently consists of three directors: Mr. Howe (Executive Chairman), Mr. Bhuiyan and Dr. Kukekov. The following is a brief description of these functions of the Board:

Nomination of Directors

The Board does not currently have a standing nominating committee, and thus we do not have a nominating committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the nominating committee. The full Board currently has the responsibility of selecting individuals to be nominated for election to the Board. Board candidates are typically identified by existing directors or members of management. The Board will consider director candidates recommended by stockholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Board. Information with respect to such candidates should be sent to Omnia Wellness Inc., 999 18th St., Suite 3000, Denver, Colorado 80202; c/o Chairman. The Board considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity.

32

Audit Committee Related Function

We do not have a standing audit committee, and thus we do not have an audit committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the audit committee. The Board intends to review with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the Board deems appropriate. Because the Company’s common stock is traded on the OTC Pink market, the Company is not subject to the listing requirements of any securities exchange regarding audit committee related matters.

Report of Board on Audit Related Matters

In discharging its responsibility for oversight of the audit process, the Board obtained from the Company’s newly appointed independent auditors, MaloneBailey, LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Board discussed with the auditors any relationships that might impact the auditors’ objectivity and independence. The Board is satisfied as to the auditors’ independence.

Audit Committee Financial Expert

We do not have an audit committee financial expert, because we do not have an audit committee.

Risk Oversight

The Board’s risk oversight is administered primarily through the following:

●	review and approval of an annual business plan;

●	review of a summary of risks and opportunities at meetings of the Board;

●	review of business developments, business plan implementation and financial results;

●	oversight of internal controls over financial reporting; and

●	review of employee compensation and its relationship to our business plans.

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether there should be a separate Non-Executive Chairman.

Compensation Committee Related Function

The Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the compensation committee. The full Board currently has the responsibility for reviewing and establishing compensation for executive officers and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

The Company’s executive compensation program is administered by the Board, which determines the compensation of the Executive Chairman and other executive officers of the Company. In reviewing the compensation of the individual executive officers (other than the Executive Chairman), the Board intends to consider the recommendations of the Executive Chairman, published compensation surveys and current market conditions.

33

Communication with Stockholders

Stockholders wishing to communicate with the Board can send an email to showe@solajet.com or write or telephone to the Company’s corporate offices:

Omnia Wellness Inc.

Executive Chairman

999 18th St., Suite 3000

Denver, Colorado 80202

Telephone: 303-325-3738

All such communication must state the type and amount of Company securities held by the stockholder and must clearly state that the communication is intended to be shared with the Board. The Company’s Chairman will forward all such communications to the members of the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.omniawellness.com.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding compensation of our executive officers.

Name	Capacities in which compensation was received	Year(1)	Cash Compensation		Other Compensation	Total Compensation
Steve R. Howe	Executive Chairman and Director	2020	$137,500	(2)	–	$137,500
		2019	$269,000	(2)	–	$269,000
Jainal Bhuiyan	President and Director	2019 and 2020	–		–	–
Amer Samad (3)	Former CEO, Pres., Treas. & Director	2019 and 2020	–		–	–
Nickolay Kukekov	Director	2019 and 2020	–		–	–
Dr. Andrew E. Trumbach (4)	Chief Financial Officer	–	–		–	–

(1)	Represents the fiscal years ended December 31, 2020 and 2019 of Omnia Corp. As of the closing of the Acquisition, the fiscal year end of the Company remained March 31, and Omnia Corp. changed its fiscal year end to such date.

34

(2)	Represents consulting fees paid to an affiliate of Mr. Howe for the period indicated pursuant to a consulting agreement that terminated in accordance with its terms in 2020.
(2)	Mr. Samad was appointed as the Company’s sole officer and director on June 25, 2019, and he resigned from all positions on January 5, 2021.
(3)	Dr. Trumbach was appointed as the Company’s Chief Financial Officer on March 11, 2021.

Employment Agreements

The Company entered into a CFO Consulting Agreement with Dr. Trumbach, dated as of March 11, 2021 (the “CFO Consulting Agreement”). Pursuant to the CFO Consulting Agreement, Dr. Trumbach will serve as the non-employee chief financial officer of the Company on a part-time basis. The term of the CFO Consulting Agreement is one year, subject to the Company’s right to terminate on 30 days’ written notice.

As compensation for the services to be provided by Dr. Trumbach, the Company shall pay an initial $2,000/month, which amount will be reviewed in thirty days and adjusted based on the amount of back work or other projects that may have to be completed outside the normal scope contemplated by the CFO Consulting Agreement.

Other than the CFO Consulting Agreement, the Company is not party to any other employment or similar agreement with any of its other executive officers.

Director Compensation

No compensation was paid by the Company to its directors as such during the year ended December 31, 2019 or 2020. In consideration for their board service, we intend to compensate our outside directors in the form of options for each year for their continued service. We also reimburse our directors reasonable out of pocket expenses incurred in attending board meetings and in carrying out their board duties.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws contain customary limits on liability and indemnity provisions for the directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

2020 Equity Incentive Plan

As of March 5, 2020, subject to the Acquisition, our Board of Directors adopted the Omnia Wellness Inc. 2020 Equity Incentive Plan, or the 2020 Plan, which was approved by stockholders holding a majority of our common stock on March 5, 2020.

The following is a brief description of the 2020 Plan. The following description is qualified in its entirety by reference to full text of the 2020 Plan.

The 2020 Plan permits the issuance of equity-based awards, including incentive stock options, or ISOs, nonqualified stock options, restricted stock and restricted stock units, or RSUs (the “Awards”).

The 2020 Plan is administered by the Board, or a committee composed of two or more members of the Board (the “Committee”) which is authorized to grant Awards.

35

Purpose and Eligible Individuals. The purpose of the 2020 Plan is to retain the services of valued key employees and consultants of the Company and such other persons as the Committee determines and to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the stockholders of the Company, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Committee. Under the 2020 Plan, Awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Because the grant of Awards under the 2020 Plan will be within the discretion of the Committee, it is not possible to determine the Awards that will be made to executive officers or directors under the 2020 Plan.

Shares Subject to the 2020 Plan. The total number of Awards to acquire shares of common stock, shares of restricted stock and RSUs shall be 30,000,000, taking into account our recent forward stock split. The maximum number of shares that may be subject to ISOs granted under the 2020 Plan shall be 30,000,000, subject to adjustment as provided in the 2020 Plan. The total amount of common stock that may be granted under the 2020 Plan to any single person in any calendar year may not exceed in the aggregate 30,000,000 shares. To the extent that an Award lapses or is forfeited, the shares subject to such Award will again become available for grant under the terms of the 2020 Plan.

Administration. Although the Board has the authority to administer the 2020 Plan, it has the right to delegate this authority to the Committee. Each member of the Committee, if any, will be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Subject to the terms of the 2020 Plan, the Committee’s authority includes the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid by a participant for any common stock; and (3) interpret the 2020 Plan and prescribe rules and regulations for its administration.

Stock Options. The Committee may grant ISOs or nonqualified stock options, or Options. The Committee determines the number of shares of common stock subject to each Option, provided that in no event shall the aggregate fair market value of the shares of common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. The Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten years following the grant date thereof. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the common stock as of the date the Option is granted. Further, an ISO must be exercised within ten years of grant. The Committee, in its discretion, may provide the vesting terms of any Option, provided that if no schedule is specified at the time of grant, the Option shall vest as follows: (i) on the six month anniversary of the date of the grant, the Option shall vest and shall become exercisable with respect to 25% of the common stock to which it pertains; and (ii) on the seven month and each successive month anniversary to and including the twenty four month anniversary, the Award shall vest and become exercisable with respect to an additional 1/24th of shares of common stock to which it pertains. The vesting of one or more outstanding Options may be accelerated by the Committee at such times and in such amounts as it shall determine in its sole discretion. Options may be exercisable for one year following the termination of employment or other service relationship, unless the Committee specifies otherwise, in the event the Option is an ISO, in the event of a termination for “cause” or the expiration date of the Option.

The exercise price of an Option may be paid in cash or by certified or cashier’s check, or, at the discretion of the Committee, in shares of common stock owned by the participant, or by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of common stock having an aggregate fair market value equal to the exercise price.

Options granted under the 2020 Plan and the rights and privileges conferred by the 2020 Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.

36

Stock Grants. The Committee may issue shares of common stock to participants with restrictions, as determined by it in its discretion, as well as restricted stock units, which are contractual commitments to deliver shares of common stock pursuant to a vesting schedule. Restrictions may include conditions that require the participant to forfeit the shares in the event that the holder ceases to provide services to us and/or if certain performance goals are not met (see discussion below). The recipient of a stock grant, including a stock grant subject to restrictions, unless otherwise provided for in a restricted stock agreement, has the rights of a stockholder of ours to vote and to receive payment of dividends on our common stock. Holders of restricted stock units and Options do not enjoy voting and dividend rights until the Award is settled in actual shares of common stock or the option is exercised, as the case may be.

Effect of Certain Corporate Transactions. If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the common stock, appropriate adjustments shall be made in the exercise price and number of outstanding Options and in the terms of restricted stock and RSUs. In the case of a merger, acquisitive transaction, reorganization, liquidation or other transaction, or Major Transaction, that does alter such proportionate ownership, vested Options generally may be exercised before such transaction and persons owning common stock as a result of Awards made under the 2020 Plan will participate on the same basis as other owners of common stock. Alternatively, the Board may determine in the case of a Major Transaction that Options, restricted stock and RSUs will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity. The Board may, in its discretion, accelerate vesting in whole or in part in connection with a Major Transaction.

Performance Goals. If the Committee desires to tie an Award to performance goals, the performance goals selected by the Committee must be based on the achievement of specified levels of one, or any combination, of the following business criteria: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company’s performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a related corporation, or a subdivision, operating unit, product or product line of either of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Award that is exercisable (in full or in part) upon the achievement of one or more performance objectives may be exercised only following written notice to the participant and the Company by the Committee that the performance objective has been achieved. After the close of the applicable performance period, which may consist of more than one year, and generally before the close of the next year’s first quarter, the Committee will determine the extent to which the performance goals were satisfied and make a final determination with respect to an Award.

Further Amendments to the 2020 Plan. The Board or the Committee may, at any time, modify, amend or terminate the 2020 Plan or modify or amend Awards granted under the 2020 Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Committee may not, without approval of the Company’s stockholders: (1) increase the total number of shares covered by the 2020 Plan, except by adjustments upon certain changes in capitalization; (2) change the aggregate number of shares of common stock that may be issued to any single person; (3) change the class of persons eligible to receive Awards under the 2020 Plan; or (4) make other changes in the 2020 Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which the Company’s shares of common stock are is traded). Except as otherwise provided in the 2020 Plan or an award agreement, no amendment will adversely affect outstanding Awards without the consent of the participant. Any termination of the 2020 Plan will not terminate Awards then outstanding, without the consent of the participant.

Term of the 2020 Plan. Unless sooner terminated by the Board, the 2020 Plan will terminate on the day prior to the 10th anniversary of its adoption by the Board. No Award may be granted after such termination or during any suspension of the 2020 Plan.

U.S. Tax Treatment. The following description of the federal income tax consequences of Awards is general and does not purport to be complete.

37

Incentive Stock Options. Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the Option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. The Company receives no tax deduction on the grant or exercise of an ISO, but the Company is entitled to a tax deduction if the participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.

NonQualified Stock Options. A participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as ordinary compensation income when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Stock Awards below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. The Company receives no tax deduction on the grant of a nonqualified stock option, but it is entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the Option, in the same amount as the income recognized by the participant.

Stock Awards. A person who receives an award of shares without any restrictions will recognize ordinary compensation income equal to the fair market value of the shares over the amount (if any) paid. If the shares are subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse, including satisfying any accelerated vesting conditions as a result of “retirement.” The amount of that income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the shares. Alternatively, a person may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the shares, notwithstanding any restrictions. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the recipient.

Restricted Stock Units. A person who receives RSUs generally will not recognize ordinary compensation income at the time of grant. Rather, the recipient will generally recognize ordinary compensation income equal to the fair market value of the shares or cash received less the price paid, if any, at the time the RSUs settles (generally shortly after vesting, although further deferral may be permitted). When any shares received are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the shares when acquired). The capital gain or loss will be long-term if the shares were held for more than one (1) year or short-term if held for a shorter period. The Company will be entitled to a tax deduction when the recipient recognizes ordinary compensation income.

Dividends. The full amount of dividends or other distributions of property made with respect to share Awards before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the recipient (unless an election under Section 83(b) of the Code has been made). Cash dividends are generally not available with respect to Options and RSUs until exercised or settled, respectively.

38

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of April 19, 2021 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 223,509,435 shares are issued and outstanding as of April 19, 2021. Unless otherwise indicated, the address of each beneficial holder of our common stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Greater than 10% Stockholders
Lexxus, LLC(1)	67,500,000	30.20%
Lifestyle Healthcare LLC(2)	24,658,290	11.03%

Named Executive Officers and Directors
Steven R. Howe(1)	67,500,000	30.20%
Jainal Bhuiyan(3)	49,111,500	21.97%
Nickolay Kukekov(4)	58,408,290	26.13%
Dr. Andrew E. Trumbach	-	-
All Directors and Officers as a Group (4 persons) (2)(3)(4)	175,019,790	78.31%

(1)	Steve Howe, the Executive Chairman and Director of the Company, is the managing member and sole owner of Lexxus, LLC, and has voting and dispositive control over the shares owned by Lexxus, LLC.
(2)	The address of Lifestyle Healthcare is 4524 Westway Avenue, Dallas, TX 75205. Nickolay Kukekov has voting and dispositive power over the shares. Dr. Kukekov disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(3)	Includes 3,563,025 shares held of record by Formul8 Labs. Mr. Bhuiyan is the principal and sole owner of such entity and has voting and dispositive control over such shares.
(4)	Includes 24,658,290 held by Lifestyle Healthcare LLC. Dr. Kukekov disclaims beneficial ownership of the shares held by Lifestyle except to the extent of his pecuniary interest therein.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There have been no transactions since March 31, 2018 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets as of December 31, 2020, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and as provided below:

Contract Services Agreement

The Company outsources its manufacturing pursuant to a Contract Services Agreement with DryRX, LLC dated as of January 1, 2020, which replaced and superseded the Contract Services Agreement with DryRX, LLC dated as of July 27, 2018 which expired in accordance with its terms. The Contract Services Agreement, among other things, provides that DryRX shall provide manufacturing and support services, including sales, marketing, invoicing and technical support, on behalf of the Company, and shall be responsible for the manufacturing oversight and production operations of the Company’s products. In return, the Company is obligated to pay to DryRX a fee equal to 10% of net sales less cost-of-goods-sold and all expenses associated with the services. The Company advanced funds to DryRX to cover the work they are performing under the agreement. As expenses are incurred the balance is moved from due from related party to expenses. The Company incurred expenses under this agreement for selling and marketing expenses of $210,131 and $886,179 during the years ended December 31, 2020 and 2019, respectively. DryRX is owned and controlled by Steve Howe’s brother.

39

Consulting Agreement

The Company entered into a Consulting Agreement with an affiliate of Steve Howe pursuant to which he provided management and oversight on behalf of the Company, which Consulting Agreement terminated in accordance with its terms in 2020. The Company incurred consulting expenses under this agreement of $329,684 (of which $269,000 was compensation to Mr. Howe and the remainder as reimbursement of expenses) for the fiscal year ended December 31, 2019 and $297,510 for the fiscal year ended December 31, 2018, and $137,500 for the nine months ended September 30, 2020.

License Agreement

On April 30, 2019, Omnia Corp. entered into a worldwide exclusive license with Drywave Technologies USA, Inc., which is the owner or exclusive licensee of certain of the technology, patent and other intellectual property rights, and know-how related to our dry hydrotherapy massage products. Pursuant to the terms and conditions of the license agreement, the Company received intellectual property rights to manufacture, use, and offer for sale all the products related to the patents and trademarks for dry hydrotherapy therapy technologies. The license fee to acquire the technology is $2,000,000, all of which has been paid. The Company is also obligated to pay to Drywave a royalty of 3% of net sales beginning May 1, 2020 and continuing for the longer of the period in which there are valid patent claims or ten years. Drywave is wholly-owned by Steve Howe, our Executive Chairman.

The Acquisition

Pursuant to the Exchange Agreement for the Acquisition whereby Omnia Corp. became a wholly-owned subsidiary of the Company, each holder of Omnia Corp. shares outstanding immediately prior to the Closing received shares of our common stock in exchange therefore based on a one-for-one exchange ratio, with all fractional shares rounded up to the nearest whole share. Accordingly, we issued 2,500,000 (pre-stock split) and 2,250,000 (pre-stock split) shares of our common stock to Messrs. Bhuiyan and Kukekov, respectively, 750,000 (pre-stock split) shares of our common stock to Lifestyle Healthcare LLC, an affiliate of Dr. Kukekov, and 4,500,000 (pre-stock split) shares of our common stock to Lexxus, LLC, an affiliate of Steve Howe. Furthermore, at the Closing, in connection with the Acquisition, an aggregate of $500,000 principal amount of convertible promissory notes of Omnia Corp. converted in accordance with their terms into an aggregate of 1,269,665 (pre-stock split) shares of our common stock. Of such shares, 729,730 (pre-stock split) were issued to Nickolay Kukekov, a director, and 539,935 (pre-stock split) were issued to M. Jainal Bhuiyan, a director and executive officer, or their respective affiliates. Prior to the Closing, Messrs. Kukekov and Bhuiyan, or their affiliates, already owned an aggregate of 448,321 (pre-stock split) shares of Omnia Inc.’s common stock, which represented approximately 1% of Omnia Inc.’s issued and outstanding common stock at that time.

Additionally, as of the Closing, Mr. Amer Samad, our former sole director and executive officer, agreed to cancel 52,656,888 (pre-stock split) shares of our common stock as part of the conditions to Closing, which were cancelled immediately after Closing.

Assignment and Assumption Agreement

As of immediately prior to the closing of the Acquisition, the Company entered into an Assignment and Assumption Agreement with RZI Consulting LLC (the “Assignment Agreement”), pursuant to which RZI Consulting LLC assumed substantially all of the Company’s remaining assets and liabilities through the closing of the Acquisition. Accordingly, as of the closing of the Acquisition, the Company had no assets or liabilities (other than relating to general and administrative expenses). RZI Consulting LLC is owned by Messrs. Kukekov and Bhuiyan.

40

Notes Outstanding

As of April 19, 2021, and taking into account the Closing and the conversion of an aggregate of approximately $500,000 in the principal amount of convertible notes specified above, the Company has outstanding indebtedness in favor of Messrs. Kukekov and Bhuiyan, and their respective affiliates, in the aggregate principal amount of approximately $1,359,623.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Nevada law. Our certificate of incorporation and bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by the board.

Related Person Transaction Policy

The Board intends to implement a policy to review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations on an ongoing basis, and develops policies and procedures for the approval of related party transactions. Prior to consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction would be disclosed to the disinterested directors. The transaction would not be approved unless a majority of the members of the Board who are not interested in the transaction approve the transaction. The Board intends to takes into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, none of our directors can be considered independent.

41

SECURITIES BEING OFFERED

We are offering 1,000,000 shares of Series A Preferred Stock in this Offering. This offering statement also includes up to 56,727,273 shares of common stock underlying the shares of Series A Preferred Stock offered hereby.

The following is a summary of the rights of the Company’s capital stock as provided in its articles of incorporation, and bylaws.

For a complete description of the Company’s capital stock, you should refer to its articles of incorporation and bylaws, and applicable provisions of the Nevada Revised Statutes.

General

Our authorized capital stock, after taking into account the 15-for-1 forward split of our common stock on April 6, 2021, consists of 1,500,000,000 shares of common stock, with a par value of $0.001 per share, and 150,000,000 shares of preferred stock, with a par value of $0.001 per share. As of the date of this circular, there were 223,509,435 shares of common stock issued and outstanding. Of the shares of common stock issued and outstanding, approximately 187,492,605 of such shares are restricted shares under the Securities Act. None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act. As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. The stockholders do not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of common stock or other securities. The common stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the common stock (if any). Subject to the laws of the State of Nevada, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of common stock. Shares of our common stock are subject to transfer restrictions.

Blank-Check Preferred Stock

The Company is currently authorized to issue up to 150,000,000 shares of blank check preferred stock, $0.001 par value per share, of which 1,000,000 have been designated as Series A Preferred Stock. The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Nevada Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Series A Preferred Stock being offered in this Offering

The Company has designated 1,000,000 shares of its preferred stock as Series A Preferred Stock, of which there are zero shares outstanding as of the date of this offering circular. Each share of Series A Preferred Stock has a stated value of $10.00. Other terms, conditions and preferences of the Series A Preferred Stock include the following, all of which is qualified in its entirety by reference to the Certificate of Designation of the Series A Preferred Stock:

●	Accrual and Payment of Dividends: The shares will accrue an annual 10% dividend, payable in shares of common stock upon conversion of the Series A Preferred Stock.

●	Voting: The Series A Preferred Stock will not have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series A Preferred Stock.

42

●	Liquidation Preference: The Series A Preferred Stock will be entitled to a liquidation preference in an amount equal to $10.00 per share plus any declared but unpaid dividends, before any payments to holders of common stock.

●	Conversion rights: Shares of Series A Preferred Stock are convertible into our common stock at (a) the option of the holder at any time, and (b) the option of the Company on or after the three year anniversary of the original issuance date of the Series A Preferred Stock, in each case in an amount determined by dividing the stated value being converted by a conversion price equal to 80% of the average closing price of the common stock for the last twenty trading days prior to the date the Company receives or issues a conversion notice, as the case may be.

●	Redemption: To the extent it may lawfully do so, the Company may, in its sole discretion, after the first anniversary of the original issuance date of the Series A Preferred Stock, redeem any or all of the then outstanding shares of Series A Preferred Stock at a redemption price of $10 per share plus any accrued dividends.

●	Preemptive Rights: The Series A Preferred Stock have no preemptive or subscription rights, and there are no sinking fund provisions applicable to the Series A Preferred Stock.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this offering circular have been passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

No expert or counsel named in this offering as having prepared or certified any part of this offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the offering of the shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our audited financial statements as of and for the year ended December 31, 2020 and December 31, 2019 have been audited by MaloneBailey, LLP, an independent registered public accounting firm. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This offering circular is part of an offering statement on Form 1-A that we filed with the SEC under Regulation A promulgated under the Securities Act and does not contain all the information set forth in the offering statement. Certain information in the offering statement has been omitted from this offering circular in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the offering statement that are excluded from this offering circular. The offering statement is available at the SEC’s website at www.sec.gov.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website.

43

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Omnia Wellness Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Omnia Wellness Corporation and its subsidiaries (collectively, the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2018.

Houston, Texas

March 30, 2021

F-2

Omnia Wellness Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019

Assets

Current assets
Cash	$613	$9,561
Accounts receivable	29,800	-
Advance payments on purchase of inventory, related party	-	180,000
Total current assets	30,413	189,561

Non-current assets
Fixed assets, net	264,276	320,979
Intangible assets related party, net	1,651,000	1,851,000
Total non-current assets	1,915,276	2,171,979

Total Assets	$1,945,689	$2,361,540

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$91,285	$23,309
Accounts payable, related party	1,500	18,425
Deposit liability	21,764	23,049
Accrued interest	642,285	217,388
Warranty liability	25,667	12,268
License payable, related party	-	1,377,250
Nonconvertible notes, related party	1,359,623	331,870
Nonconvertible notes, non related	1,665,000	725,000
Convertible notes, related party	529,940	529,940
Convertible notes, non related	1,900,000	1,030,000
Total current liabilities	6,237,064	4,288,499

Non-current liabilities:
PPP Loan	294,066	-
Nonconvertible notes, related party, less current	-	402,300
Nonconvertible notes, non related, less current	174,620	84,560
Convertible notes, non related party, less current	-	420,000
Total non-current liabilities	468,686	906,860

Total Liabilities	6,705,750	5,195,359

Commitments and Contingencies (Note 10)

Stockholders’ deficit:
Preferred stock, no par value, 9,600,000 shares authorized; no shares issued and outstanding, December 31, 2020 and December 31, 2019	-	-
Series A Convertible preferred stock, no par value, 400,000 shares authorized; no shares issued and outstanding, December 31, 2020 and December 31, 2019	-	-
Common stock, no par value, 90,000,000 shares authorized; 10,000,000 shares are issued and outstanding, December 31, 2020 and December 31, 2019	-	-
Additional paid-in capital	-	-
Accumulated deficit	(4,760,061)	(2,833,819)
Total stockholders’ deficit	(4,760,061)	(2,833,819)

Total Liabilities and Stockholders’ Deficit	$1,945,689	$2,361,540

See accompanying notes to consolidated financial statements

F-3

Omnia Wellness Corporation and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31, 2020	Year Ended December 31, 2019

Revenue
Sales	$271,048	$223,354
Total revenues	271,048	223,354

Cost of goods sold
Cost of goods sold	154,444	265,471
Total cost of goods sold	154,444	265,471
Gross profit (loss)	116,604	(42,117)

Operating expenses
Warranty expense	13,399	10,443
Depreciation and amortization	272,603	191,287
Legal and professional fees	174,448	106,645
Payroll expense	335,826	-
Selling and marketing expense	82,028	-
Selling and marketing expense, related party	210,131	886,179
Consulting fees	25,985	-
Consulting fees, related party	228,086	312,184
General and administrative	183,177	58,346
Impairment expense	-	26,000
Total operating expenses	1,525,683	1,591,084

Other expense
Interest expense	(517,163)	(293,766)
Total other expense	(517,163)	(293,766)

Net loss	$(1,926,242)	$(1,926,967)

Net loss per common share - Basic and Diluted	$(0.19)	$(0.46)

Weighted average number of common shares outstanding - Basic and Diluted	10,000,000	4,191,781

See accompanying notes to consolidated financial statements

F-4

Omnia Wellness Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2019 and 2020

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2018	-	$-	-	$-	$-	$(906,852)	$(906,852)

Issuance of common stock to founders	-	-	10,000,000	-	-	-	-

Net loss for the year ended December 31, 2019	-	-	-	-	-	(1,926,967)	(1,926,967)

Balance at December 31, 2019	-	$-	10,000,000	$-	$-	$(2,833,819)	$(2,833,819)

Net loss for the year ended December 31, 2020	-	-	-	-	-	(1,926,242)	(1,926,242)

Balance at December 31, 2020	-	$-	10,000,000	$-	$-	$(4,760,061)	$(4,760,061)

See accompanying notes to consolidated financial statements

F-5

Omnia Wellness Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	December 31, 2020	December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,926,242)	$(1,926,967)
Depreciation and amortization expense	272,603	191,287
Impairment expense of related party advances on purchased inventory	-	26,000
Changes in operating assets and liabilities:
(Increase) in accounts receivables	(29,800)	-
Decrease in deposits	-	25,325
Decrease in due from related parties	-	60,000
(Decrease) increase in advance payments on purchase of inventory, related party	164,100	(13,000)
Increase (decrease) in accounts payable and accrued expenses	67,976	(1,691)
(Decrease) increase in accounts payable, related party	(16,925)	16,925
Increase in deposit liability	(1,285)	23,049
Increase in warranty liability	13,399	10,443
Increase in interest payable	424,897	187,221
Net Cash Used In Operating Activities	(1,031,277)	(1,401,408)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	-	(60,266)
Payments on license agreement, related party	(1,377,250)	(623,750)
Net Cash Used In Investing Activities	(1,377,250)	(684,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from PPP Loan	294,066	-
Proceeds from issuance of nonconvertible notes, related party	655,453	533,200
Repayments of nonconvertible notes, related party	(30,000)	(25,000)
Proceeds from issuance of nonconvertible notes, non related	1,042,000	315,000
Repayments of nonconvertible notes, non related	(11,940)	(5,440)
Proceeds from issuance of convertible notes, non related	450,000	1,200,000
Net Cash Provided By Financing Activities	2,399,579	2,017,760

Net increase (decrease) in cash	(8,948)	(67,664)

Cash - Beginning of Year	9,561	77,225

Cash - End of Year	$613	$9,561

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Taxes	$-	$-
Interest	$92,266	$103,920

Non-Cash Transactions:
Intangible assets acquired through related party license payable	$-	$1,377,250
Fixed assets transferred from inventory, net	$15,900	$302,000

See accompanying notes to consolidated financial statements

F-6

Omnia Wellness Corporation and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2020 and 2019

Note 1 Nature of Operations

The consolidated financial statements represent the financial statements of Omnia Wellness Corporation (formerly Bed Therapies, Inc.) and Subsidiaries (the “Company”). Omnia Wellness Corporation was formed in the state of Texas as a Limited Liability Company effective as of April 30, 2018 and was converted to a Texas corporation in July 2019. The Company changed its name to Omnia Wellness Corporation on May 6, 2020.

The Company’s endo kinetic therapy unit, the Solajet® Deep Tissue Penetration massage platform, produces therapeutic heat and a flushing body “wave” that combines 3 therapies in one, delivering the feeling of an hour-long traditional massage in as little as 15 minutes at a minimal price point for the consumer. The Company is also introducing a lounge type chair which provides both cooling and heating in combination with endo kinetic therapy.

The Company’s major revenue sources are from a direct sale or financing options of the hydro-therapy beds to gyms, chiropractors, medical practices; monthly reoccurring revenue from revenue share agreements with providers and monthly reoccurring revenue from membership contracts.

In March 2020 the World Health Organization declared COVID-19 a pandemic. We are still assessing the impact COVID-19 may have on our business, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

Note 2 Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these financial statements are set out below.

Basis of Presentation - The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation - The consolidated financial statements include accounts of the wholly-owned subsidiaries, Solajet Financing Company, LLC and Omnia Wellness Inc. (a Colorado Corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Such estimates and assumptions impact, among others, the following: the allowance for doubtful accounts, determination of impairment on investments and determination of recoverability of deferred tax assets. Actual results could differ from those estimates.

Risks and Uncertainties - The Company’s operations may be subject to significant risk and uncertainties including financial, operational, regulatory, and other risks associated with a start-up company, including the potential risk of business failure. See Note 3 regarding going concern matters.

Loss Per Common Share - Basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding for each period presented. Diluted net loss per common share is computed by giving effect to all potential shares of Common Stock, including stock options and warrants, to the extent dilutive. As of December 31, 2020 and 2019, there were 1,343,570 and 1,291,020 respectively, of common stock equivalents from the conversion of notes payable that were anti-dilutive.

F-7

Cash - In the consolidated statement of cash flows, cash includes cash in hand and other short-term highly liquid investments with original maturities of three months or less. The Company places its cash on deposit with financial institutions it believes to be of high quality.

Related Party Transactions – The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Advance Payments on Purchases of Inventory, related party – Advance payments on purchases of inventory consists of hydro-therapy beds and related equipment that are held by DryRx, a company owned and controlled by the Chairman’s brother, under a Contract Services Agreement until ownership is transferred, which is when a sale or a lease of the bed and equipment occurs or beds are moved to rental facilities and placed in service. The value of the advance payments is stated at the lower of cost or market, determined using the first in, first-out method. During the period end December 31, 2020 and 2019, none and $198,000 were advanced to the related party for inventory held. Inventory held by third parties in use, which is inventory installed at a third-party location and ownership is maintained by the Company, is re-classified to fixed assets and depreciated over its useful life using the straight-line method of depreciation. As of December 31, 2020 and 2019, $212,000 and $221,000, respectively, were classified as leased equipment in fixed assets and $99,000 and $81,000, respectively were classified as equipment placed in use in fixed assets. All inventory held as advance payments on purchases of inventory are available either for sale or for lease to be installed at third-party locations and not transferred until a transaction has occurred. The balance of advance payments on purchases of inventory was $431,000 and $638,000 as of December 31, 2020 and 2019, respectively. The Company took an impairment on the advance payments on purchases of Inventory of none and $26,000 as of December 31, 2020 and 2019, respectively for inventory that was outstanding and had not been sold or leased as of the report date.

Fixed Assets - Fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives. The fixed assets include equipment placed in use at certain locations or leased equipment to customers in which ownership is maintained by the Company. For leased equipment under agreements, depreciation is provided using the straight-line method over the 60 month maximum useful life instead of the remaining agreement term. The accumulated depreciation was calculated to be $106,990 and $41,287 as of December 31, 2020 and 2019, respectively.

Patent Cost - Patents with a finite useful life that are acquired through the license agreement are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any impairment changes being accounted for on an annual basis. The expected life of the current patent recorded is expected to be 10 years. The accumulated amortization was calculated to be $350,000 and $150,000 as of December 31, 2020 and 2019, respectively.

F-8

License Payable, related party - License payable is the remaining balance due for the initial intangible asset cost. License payable is classified as current liabilities if payment is due within one year or less, if not, they are presented as non-current liabilities. The balance as of December 31, 2020 and 2019 was $0 and $1,377,250 respectively.

Warranty Liability – For sales to customers, the Company provides a warranty on the beds sold which includes, a three year warranty on parts, a five year warranty on the frame and a 90 day warranty on any labor. Warranty liability is accrued and is estimated at 5% of monthly sales and adjusted for actual repairs, replacements, and warranties as they are incurred. The Company periodically assesses the adequacy of our recorded warranty liability and makes adjustments as claims data and experience warrants.

Beneficial Conversion Features – The Company accounts for convertible notes payable in accordance with ASC 470-20. A beneficial conversion feature (“BCF”) is a non-detachable conversion feature that is “in the money” at the commitment date, which requires recognition of interest expense for underlying debt instruments and a deemed dividend for underlying equity instruments. A conversion option is in the money if the effective conversion price is lower than the commitment date fair value of a share into which it is convertible. As of December 31, 2020 and 2019, the Company did not have any conversion options that were in the money.

Derivatives – The Company accounts for derivative instruments in accordance with ASC 815 and ASC 470, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair of the derivative instruments depends on whether the derivatives qualify as hedging relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2020 and 2019, the Company did not have any derivative instruments that were designated as hedges.

Revenue - Revenue Recognition Standard, ASC 606 is used by the Company to recognize revenue. ASC 606 standards were jointly issued by the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB). The five conditions of ASC 606 applied to revenue are: 1. Identify the contract with the customer; 2. Identify the performance obligations in the contract; 3. Determine the transaction price; 4. Allocate the transaction price to separate performance obligations; and 5. Recognize revenue as each performance obligation is satisfied.

The Company derives its revenues primarily from the sale of hydro therapy massage beds and installation services. Revenues are recognized when control of these products or services is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products and services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling fees charged to customers are reported within revenue. The Company also derives revenue from equipment placed in use in which customers pay to use the equipment and revenue is recorded at the time the service is performed.

The Company records leases of inventory under ASC 842 – Leases. Due to the probability of collection, the Company maintains the assets on the financials and records a deposit liability for the payments received until the collectability becomes probable. Once collectability becomes probable, the asset is derecognized and the lease investment is recorded. The leases tend to have a fixed monthly payment and some include a revenue share for additional revenues the equipment generates. The leases have a lease term of 48 to 60 months and the right of the lease to purchase the bed at the end of the lease term.

F-9

Disaggregation of Revenue – The Company disaggregates revenue between products and services revenues.

	Period ended December 31
	2020	2019

Product Revenue	$268,004	$208,563
Service Revenue	3,044	14,791
Total Revenue	271,048	223,354

For the period ended December 31, 2020, $49,766 or 18.57% of product revenue came from 1 customer and $3,044 or 100% of service revenue came from 2 locations. For the period ended December 31, 2019, $130,637 or 63% of product revenue came from 4 customers and $14,791 or 100% of service revenue came from 2 locations.

Income Taxes – The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Fair Value of Financial Instruments - From inception, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices for identical assets and liabilities in active markets;
●	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and
●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-10

The carrying amounts of financial instruments including cash, accounts payable, warrant liability and notes payable approximated fair value as of December 31, 2020 and 2019 due to the relatively short maturity of the respective instruments.

Note 3 Going Concern

The Company adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company has an accumulated deficit, negative working capital, reoccurring net losses and net cash used in operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is commencing operations to generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of private offering. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Related Parties

The Company entered into a Contract Services Agreement with DryRx, LLC, a company owned and controlled by the Chairman’s brother, on July 27, 2018 and was amended on January 1, 2020. Under the agreement, the related party will perform manufacturing oversight as well as sales, marketing, invoicing, and technical service support. The agreement is for an initial term of two years and can be extended for up to three successive years. The agreement allows for a performance compensation fee of 10% of the Company’s net selling profit. The Company advanced funds to the related party to cover the work they are performing under the Agreement. As expenses are incurred the balance is moved from Due from related party to expenses. The Company incurred selling and marketing expenses, related party of $210,131 and $886,179 as of December 31, 2020 and 2019, respectively.

The Company entered into a Consulting Agreement with Massagewave, Inc., owned and controlled by a related party with significant influence on the date of the agreement who later became Chairman, to assist with business development and administrative activities. The agreement was entered into on May 1, 2018 and had required monthly payments of $15,000 per month. The agreement expired on April 30, 2020 with renewal options. The Company incurred consulting expense, related party of $228,086 and $312,184 as of December 31, 2020 and 2019, respectively. The Company also has an accounts payable, related party balance of $1,500 and $18,425 as of December 31, 2020 and 2019, respectively. The due to and due from accounts are to various investors and related parties above for business related activities.

Note 5 Fixed Assets

The carrying basis and accumulated depreciation of fixed assets at December 31, 2020 and 2019 is as follows:

	Useful Lives	December 31, 2020	December 31, 2019

Equipment in use	5 years	$99,000	$81,000
Leased equipment	5 years	212,000	221,000
Vehicles and trailers	5 years	60,266	60,266
		371,266	362,266
Less depreciation		(106,990)	(41,287)
Total fixed assets, net		$264,276	$320,979

F-11

The Company recorded depreciation expense, including depreciation on equipment in use and leased equipment, of $72,603 and $41,287 for the years ended December 31, 2020 and 2019, respectively.

The Company reclassed from inventory to equipment in use $36,000 and $81,000 during December 31, 2020 and 2019, respectively. During the year December 31, 2020 and 2019, the Company reclassed from equipment in use to inventory sold $18,000 and none, respectively

The Company reclassed from inventory to leased equipment $36,000 and $221,000 during December 31, 2020 and 2019, respectively. During the year December 31, 2020 and 2019, the Company reclassed from leased equipment to inventory sold $45,000 and none, respectively.

Note 6 License Agreement, Related Party

On April 30, 2019 the Company entered worldwide exclusive license with Drywave Technologies, Inc. (“Drywave”), a Company owned by a related party with significant influence at the time the Company entered into the agreement and later become Chairman of the Company. On the terms and conditions of the agreement, the Company received intellectual property rights, to manufacture, use, and offer for sale all the products related to the patents and trademarks for dry hydrotherapy therapy technologies. The license fee to acquire the technology was $2,000,000, and is payable as follows:

(a) $350,000, plus $1,000 escrow fee, due on or before April 30, 2019 (“First Payment”);

(b) $200,000 due on or before October 30, 2019 (“Second Payment”); and

(c) $1,450,000 due on or before March 2, 2020 (“Third Payment”)

The Company made all the required payments as of December 31, 2020. After payment of the $2,000,000 License Fee and not later than April 30, 2020, the Company will pay to Drywave a royalty of 3% of Net Sales beginning May 1, 2020 and continuing for the longer of the period in which there are valid patent claims or ten years. The Company is performing on this agreement. Any royalty amounts would be nominal for the year ending December 31, 2020.

The company recorded the original license fee as an intangible asset as of April 30, 2019 and is amortizing the asset over the expected useful life of the asset of 10 years. The Company recorded amortization expense of $200,000 and $150,000 for the years ended December 31, 2020 and 2019, respectively. There is no impairment for the year ending December 31, 2020.

Note 7 Notes Payable

The following are the various notes payable of the Company:

PPP Loan - During the year ended December 31, 2020, the Company entered into PPP loans under the Paycheck Protection Program sponsored by the U.S. Small Business Administration (SBA) providing for proceeds of $294,066. The PPP Loan was made pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the SBA. The interest rate on the PPP Loan is 1.0%. The PPP Loan is unsecured and contains customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or the Lender, or breaching the terms of the PPP Loan. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. The Promissory Notes are due May 2022 and June 2025 and may be forgiven to the extent proceeds of the loan are used for eligible expenditures such as payroll and other expenses described in the CARES Act. The Company has not yet applied to receive forgiveness for all or portion of the notes and no determination has been made as to whether the Company will be eligible for forgiveness, in whole or in part.

F-12

Nonconvertible notes, related party - During the year ended December 31, 2020 and 2019, the Company issued $99,970 and $533,200 in non secured notes payables, related party and repaid $30,000 and $25,000, respectively. The notes have an interest rate of 4% and a default interest rate of an additional 2%. The notes expire at various dates through December 31, 2021 and automatically extend if not paid upon maturity. The Company also had advances from related parties of $555,483 that have not yet been converted into a note payable. The advances are unsecured, due on demand and non-interest bearing. The total amount due as of December 31, 2020 and 2019 is $1,359,623 and $734,170, respectively.

Nonconvertible notes, non related - The Company has issued $500,00 in unsecured notes payable to investors of the Company, issued in August 2018, bearing an annual interest rate of 14% as of December 31, 2018. The note has a late payment charge of 0.1% of the principal balance for every calendar day that the interest is not paid. If principal, plus accrued interest and late fee is not paid by 30 days past that date, the late charge will accelerate to 0.2% of the principal amount and accrued interest for every calendar day past that date. The note was extended in January 2019 to be due in January 2020 and gave an optional conversion feature to the accrued interest on the note. The Company evaluated the modification under ASC 470-50 and concluded it was not a significant modification. This note is still outstanding and is currently in default. During the year ended December 31, 2019, the Company also issued $225,000 in unsecured notes payable, due in October 2020, bearing an annual interest rate of 14%. This note is still outstanding and currently is in default.

During the year ended December 31, 2020, the Company has issued $940,000 in notes payable, non related party. The notes have interest rates between 14% and 20% and a default interest rate of an additional 2%. The notes have one year terms with various expiration dates through November 2021. The notes are secured by a personal guarantee of a director of the Company. These notes are all outstanding as of December 31, 2020.

During the year ended December 31, 2019, the Company also issued two notes for a total of $90,000 in secured notes payable, due in September and October 2023 bearing an annual interest rate of 18.2%. These notes are secured by specific leases and are personally guaranteed by a director of the Company. The notes include participation rights on the revenue of the secured leases and require monthly repayments of $1,080 and $2,160, respectively. The notes have a balance of $76,400 and $84,560 as of December 31, 2020 and December 31, 2019, respectively.

The Company also issued $102,000 in secured notes payable, non related party during the year ended December 31, 2020. The note has an interest rate of 18.2% and is secured by certain lease equipment and is personally guaranteed by a director of the Company. The note expires March 2024. The note has a balance of $98,220 as of December 31, 2020.

Convertible notes, related party – The Company has issued $529,940 in unsecured notes payable to investors of the Company, bearing an annual interest rate of 4% and a default interest rate of an additional 2%. The notes above are due December 31, 2020 unless sooner paid in full or converted in accordance with the terms of Conversion, (the “Maturity Date”) provided, however, that if a Qualified IPO (as defined below) does not occur on or before the Maturity Date, the Maturity Date shall be extended automatically for an additional one-year period and, during such period, the notes will bear interest at an annual rate of eight percent (8%). The notes are still outstanding as of December 31, 2020 and were converted into shares of common stock with the completion of the Acquisition as discussed in Note 11.

Convertible notes, non related -As of the year ended December 31, 2018, the Company has issued $250,000 in unsecured notes payable bearing an annual interest rate of 12%. The note is due December 2020 unless sooner paid in full or converted in accordance with the terms of Conversion, (the “Maturity Date”) provided, however, that if a Qualified IPO (as defined below). The note was still outstanding and in default as of December 31, 2020.

During the year ended December 31, 2019, the Company has issued $1,200,000 in unsecured notes payable bearing an annual interest rate of 12%. The notes are due at various dates between April 2020 and November 2021, unless sooner paid in full or converted in accordance with the terms of Conversion. The notes are still outstanding and $780,000 are currently in default as of December 31, 2020.

F-13

During the year ended December 31, 2020, the Company issued $100,000 in convertible notes payable, non related. The note has an interest rates of 12% and expires in February 2021. The note contains an optional conversion feature to convert the note balance and accrued interest in a qualified financing at a rate of 1.40. The Company also issued $100,000 in convertible notes payable, non-related party that has an interest rate of 15% and expires in August 2021. The note has an original issue discount of $10,000 and a conversion feature to convert to common stock at the lower of a conversion price of $2.00 or 70% of the lowest trading price in the ten days prior to the conversion. The Company also issued a convertible note payable, non related of $250,000 that has an interest rate of 1% that expires in June 2021. The note balance and accrued interest will convert at a Qualified IPO at a rate of $1.00. These notes unsecured are all outstanding as of December 31, 2020.

Upon commencement by the Company of an underwritten initial public offering (a “Qualified IPO”) or the completed Share Exchange and Reorganization Agreement (as described in the Offering Documents), (the “Conversion Event”), of Borrower’s common stock (the “Common Stock”), the Note principal, together with all accrued and unpaid interest, will be converted into Shares as of the date of such commencement (the “Conversion Date”). The amount of securities of the Company shall be determined by multiplying the outstanding balance of the Note and accrued interest to date by rates between $0.37 and 1.40, (the “Conversion Price”), subject to adjustment as described below. “Commencement” of a Qualified IPO shall be deemed to have occurred when the related registration statement has been declared effective by the United States Securities and Exchange Commission (the “SEC”) and the underwriter(s) have priced the offering. The Company evaluates these notes at commencement for beneficial conversion features and derivatives and concluded there were none.

The notes payable outstanding balance is as follows:

	December 31, 2020	December 31, 2019

PPP Loan	$294,066	$-
Nonconvertible notes, related party	1,359,623	734,170
Nonconvertible notes, non related	1,839,620	809,560
Convertible notes, related party	529,940	529,940
Convertible notes, non related	1,900,000	1,450,000
	5,923,249	3,523,670
Less:
Non-current portion of PPP Loan	294,066	-
Non-current portion of nonconvertible notes, related party	-	402,300
Non-current portion of nonconvertible notes, non related	174,620	84,560
Non-current portion of convertible notes, non related	-	420,000
Current notes payable	$5,454,563	$2,616,810

Note 8 Shareholders’ Equity (Deficit)

Common Stock - The Company is authorized to issue 90,000,000 shares of no par-value common stock. All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to:

a.	One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
b.	To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
c.	To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights.

In July 2019, with the change from a limited liability company to a corporation, the Company issued 10,000,000 shares of common stock, of which 5.5 million were issued to the members of the limited liability company and 4.5 million were issued to the Chairman and recorded founder shares with nominal value.

Preferred Stock - On May 6, 2020, the Company authorized that 10,000,000 shares of its stock would be designated as “blank check” preferred stock which may be issued from time to time in one or more series and/or classes. No shares have been issued or are outstanding of these shares as of December 31, 2020.

F-14

On May 11, 2020, the Company designated 400,000 shares of the above preferred stock as Series A Convertible Redeemable Preferred Stock. The purchase price of the stock will be $25 per share, with no voting rights, a 12% annual dividend either in cash or stock at the option of the holder, and conversion rights in the event of a business combination. The shares have a mandatory redemption date of two years after issuance. No shares have been issued or are outstanding on these shares as of December 31, 2020.

The Company has not declared or paid any dividends or returned any capital to common stock shareholders as of December 31, 2020 and 2019.

Note 9 Income Taxes

Income Tax Expense

For the fiscal year ended December 31, 2020, the reconciliation between the income tax benefit computed by applying the statutory U.S. federal income tax rate to the pre-tax loss before income taxes, and total income tax expense recognized in the financial statements is the change in the valuation allowance. For the fiscal year ended December 31, 2020 and 2019, the Company did not recognize any current income tax expense or benefit due to a full valuation allowance on its deferred income tax assets.

Deferred Income Tax Assets

As of December 31, 2020 and 2019, the income tax effects of temporary differences that give rise to significant deferred income tax assets and liabilities are as follows (in thousands):

	December 31, 2020	December 31, 2019

Deferred income tax assets:
Net operating loss carryforwards	932,000	475,902
Other	-	(5,359)
Total deferred income tax assets	932,000	470,543
Valuation allowance for deferred income tax assets	(932,000)	(470,543)
Net deferred income tax assets	-	-

For the fiscal years ended December 31, 2020 and 2019, the valuation allowance increased primarily as a result of the increase in net operating losses. In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

NOL Carryforwards and Other Matters

The Company files income tax returns in the U.S. federal jurisdiction and the state of Colorado. The Company’s federal and state tax years for the 2018 fiscal year and forward are subject to examination by taxing authorities.

The Company did not have any unrecognized tax benefits as of December 31, 2020 and 2019. The Company’s policy is to account for any interest expense and penalties for unrecognized tax benefits as part of the income tax provision. The Company does not anticipate that unrecognized tax benefits will significantly increase or decrease within the next twelve months.

Note 10 Commitments and Contingencies

Off-Balance Sheet Arrangements – The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

F-15

Leases – The Company leases approximately 200 square feet on a month to month basis. Under the lease, the lease term continues for 12 months and may be terminated upon 30 days prior notice from the landlord or, by us, upon 30 days prior written notice. As needed, additional space can be leased in the same building we currently utilize.

The Company entered into a Master Facility License Agreement in which space is currently leased at two fitness facilities to operate equipment in use. The leases have an initial term of 90 days and then are on a month-to-month basis. The rent is a fixed fee times the number of beds that ware installed in the space. After six months, the rental fee also includes 2% of gross revenue generated under the license.

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. During the periods ended December 31, 2020 and 2019, there are no proceedings in which the Company or any of our directors, officers or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our interest.

Note 11 Subsequent Events

Acquisition and Exchange Agreement – On April 20, 2020, the Company entered into a Share Exchange and Reorganization Agreement with Omnia Wellness, Inc., a public company, in which Omnia Wellness, Inc. acquired 100% of the Company’s issued and outstanding stock. The agreement was consummated on January 4, 2021, and all shares of the Company’s stock was exchanged for shares of common stock of Omnia Wellness Inc.

Note Conversion – On January 4, 2021 with the consummation of the agreement above, $529,940 principle of the convertible notes, related party and accrued interest were converted into 1,269,655 shares of common stock. Of such shares, 539,935 were issued to M. Jainal Bhuiyan, a director and executive officer of the Company, and 729,730 were issued to Nickolay Kukekov, a director of the Company.

On January 31, 2021 with the consummation of the agreement above, $1,245,675 of the convertible notes, third party and accrued interest were converted into 692,042 shares of common stock.

F-16

PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 20, 2020, Omnia Wellness Inc. (formerly known as Glolex, Inc.; the “Company” or “we,” “us” or “our”), entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Omnia Wellness Corporation (formerly known as Bed Therapies, Inc.) (“OWC”) and the beneficial stockholders of OWC to acquire 100% of the issued and outstanding shares of capital stock of OWC. The transactions contemplated by the Exchange Agreement were consummated on January 5, 2021 and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding shares of common stock of OWC, no par value, or the OWC Shares, were exchanged for shares of our common stock, par value $0.001 per share, based on the Exchange Ratio of one share of our common stock for every one OWC Share. We refer herein to the transactions contemplated by the Exchange Agreement, collectively, as the Acquisition. Accordingly, we acquired 100% of OWC in exchange for the issuance of shares of our common stock and OWC became our wholly-owned subsidiary. As of the closing of the Acquisition (the “Closing”), Mr. Amer Samad, the former sole director and executive officer of the Company, agreed to cancel 52,656,888 shares of our common stock as part of the conditions to Closing, which were cancelled soon after the Closing.

At the Closing, in connection with the Acquisition, an aggregate of approximately $529,940 principal amount and $41,555 interest amount of convertible promissory notes of OWC converted in accordance with their terms into an aggregate of 1,269,665 shares of our common stock. Of such shares, 729,730 were issued to Nickolay Kukekov, a director, and 539,935 were issued to M. Jainal Bhuiyan, a director and executive officer, or their respective affiliates as the holders of such notes.

The unaudited pro forma combined financial statements presented below are prepared using recapitalization accounting for the Acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Acquisition are described in the accompanying unaudited notes presented on the following pages.

The unaudited pro forma combined balance sheet is prepared as though the Acquisition occurred at the close of business on December 31, 2020. The unaudited pro forma combined statements of comprehensive loss give effect to the Acquisition as though it occurred on January 1, 2020. OWC’s fiscal year end is December 31. The Company’s fiscal year end is March 31. The statements of comprehensive loss for the Company are presented for the year ended December 31, 2020 to conform to OWC’s fiscal year end of December 31.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and OWC been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of OWC included herein and the historical financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020 as filed with the United States Securities and Exchange Commission (“SEC”) on July 14, 2020.

F-17

Omnia Wellness, Inc.

Pro Forma Combined Balance Sheet

(Unaudited)

	Omni Wellness, Inc.	Omnia Wellness Corporation	Pro-Forma		Pro-Forma Combined
	December 31, 2020	December 31, 2020	Adjustments	Adj #	December 31, 2020

Assets

Current assets
Cash	$-	$613	$-		$613
Accounts Receivable	-	29,800	-		29,800
Total current assets	-	30,413	-		30,413

Non-current assets
Fixed assets, net	-	264,276	-		264,276
Intangible assets related party, net	-	1,651,000	-		1,651,000
Total non-current assets	-	1,915,276	-		1,915,276

Total Assets	$-	$1,945,689	$-		$1,945,689

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$53,293	$91,285	$-		$144,578
Accounts payable, related party	-	1,500	-		1,500
Deposit liability	-	21,764	-		21,764
Accrued interest	-	642,285	(287,230)	C	355,055
Warranty liability	-	25,667	-		25,667
Nonconvertible notes, related party	10,618	1,359,623	-		1,370,241
Nonconvertible notes, non related	-	1,665,000	-		1,665,000
Convertible notes, related party	-	529,940	(529,940)	C	-
Convertible notes, non related	17,443	1,900,000	(1,000,000)	C	917,443
Total current liabilities	81,354	6,237,064	(1,817,170)		4,501,248

Non-current liabilities:
PPP Loan	-	294,066	-		294,066
Nonconvertible notes, non related, less current	-	-	-		-
Convertible notes, non related, less current	-	174,620	-		174,620
Total non-current liabilities	-	468,686	-		468,686

Total Liabilities	81,354	6,705,750	(1,817,170)		4,969,934

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	55,058	-	(41,387)	A, B	13,671
Additional paid-in capital	(10,224)	-	1,732,369	A, B, C	1,722,145
Accumulated deficit	(126,188)	(4,760,061)	126,188	A, B	(4,760,061)
Total stockholders’ equity	(81,354)	(4,760,061)	1,817,170		(3,024,245)

Total Liabilities and Stockholders’ Equity	$-	$1,945,689	$-		$1,945,689

F-18

Omnia Wellness, Inc.

Pro Forma Combined Statements of Operations

For the year ended December 31, 2020

(Unaudited)

	Omnia Wellness, Inc.	Omnia Wellness Corporation	Pro Forma Adjustments	Adj #	Pro Forma Combined

Revenue
Sales	$-	$271,048	$-		$271,048
Total Revenues	-	271,048	-		271,048

Cost of goods sold
Cost of goods sold	-	154,444	-		154,444
Total cost of goods sold	-	154,444	-		154,444
Gross Profit	-	116,604	-		116,604

Operating expenses
Warranty expense	-	13,399	-		13,399
Depreciation and amortization	-	272,603	-		272,603
Legal and professional fees	-	107,221	-		107,221
Payroll expense	-	335,826	-		335,826
Selling and marketing expense	-	82,028	-		82,028
Selling and marketing expense, related party	-	210,131	-		210,131
Consulting fees	-	25,985	-		25,985
Consulting fees, related party	-	228,086	-		228,086
General and administrative	48,341	183,177	-		231,518
Total operating expenses	48,341	1,458,456	-		1,506,797

Other income (expense)
Interest expense	-	(517,163)	-		(517,163)
Total other income (expense)	-	(517,163)	-		(517,163)

Net loss	$(48,341)	$(1,859,015)	$-		$(1,907,356)

Net loss per common share - Basic and Diluted	$(0.00)	$(0.19)	$-		$(0.13)

Weighted average number of common shares outstanding - Basic and Diluted	55,058,006	10,000,000	(50,699,244)	C, D	14,358,762

F-19

Omnia Wellness, Inc.

Notes and Assumptions to Pro Forma Financial Statements

(Unaudited)

(A)	On March 5, 2020, Omnia Wellness, Inc. completed a 12.63157 to 1 forward stock split whereby each share of common stock was converted into 12.63157 shares of common stock.

(B)	To adjust Omnia Wellness, Inc. shareholders’ equity (deficit) accounts to reflect the effects of the recapitalization, including 2,400,000 shares of existing Company stock (net of shares retired at date of the Acquisition) and the conversion of all outstanding shares of OWC into 10,000,000 common shares of Omnia Wellness, Inc.

(C)	To adjust Omnia Wellness, Inc. shareholders’ equity (deficit) accounts to reflect the conversion of the convertible promissory notes of OWC into 1,269,665 shares of the Company’s common stock.

(D)	To reflect the 12.63157 to 1 forward stock split of the Company as well as the retirement of shares related to the Acquisition.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after December 31, 2020 by both the Company and OWC to consummate the Acquisition, except as noted above. Acquisition costs include fees payable for legal and accounting fees. Such costs will be expensed as incurred.

F-20

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Omnia Wellness, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Omnia Wellness, Inc. (formerly Glolex, Inc.) as of March 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2016

Lakewood, CO

July 14, 2020

F-21

OMNIA WELLNESS INC.

BALANCE SHEETS

	MARCH 31
	2020	2019

ASSETS
Current Assets
Cash and cash equivalents	$—	$1,053

Fixed Assets, net	—	215

Total Assets	$—	$1,268

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$—	$791
Accrued expenses	14,467	3,000
Loans Payable Third Parties	$12,000	—
Loans Payable Shareholders	6,546	11,509
Total Current Liabilities	33,013	15,300

Stockholders’ Deficit
Common stock, par value $0.001; Authorized - 100,000,000; Issued and outstanding 55,058,006 (March 31, 2019- 75,000,000 authorized and 55,058,006 issued and outstanding); Preferred stock: Authorized - 10,000,000; Issued and outstanding 0 (March 31, 2019- 0 authorized and 0 issued and outstanding)	55,058	55,058
Additional paid in capital	(10,224)	(24,923)
Accumulated deficit	(77,847)	(44,167)
	(33,013)	(14,032)

Total Liabilities and Stockholders’ Deficit	$—	$1,268

The Financial Statements have been updated to reflect the 1:12.6374 forward stock split on March 5, 2020.

See notes to financial statements

F-22

OMNIA WELLNESS INC.

STATEMENTS OF OPERATIONS

	YEARS ENDED MARCH 31
	2020	2019

Revenues	$—	$—

General and Administrative Expenses	33,680	13,899

(Loss) Before Provision for Income Taxes	(33,680)	(13,899)

Provision for Income taxes	—	—

Net(Loss)	$(33,680)	$(13,899)

Net Loss Per Share: Basic and Diluted	$(0.00)*	$(0.00)*

Weighted Average Number of Shares Outstanding:
Basic and Diluted	55,058,006	55,058,006

* denotes loss of less than $(.01) per share

The Financial Statements have been updated to reflect the 1:12.6374 forward stock split on March 5, 2020.

See notes to financial statements

F-23

OMNIA WELLNESS INC.

STATEMENTS OF CHANGES IN EQUITY

			ADDTIONAL		TOTAL
	COMMON STOCK		PAID-IN	ACCUMULATED	STOCKHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT	DEFICIT
Balance at March 31, 2018	55,058,006	55,058	(24,923)	(30,268)	(133)

Net Loss For The Year Ended March 31, 2019	—	—	—	(13,899)	(13,899)

Balance at March 31, 2019	55,058,006	55,058	(24,923)	(44,167)	(14,032)

Forgiveness of Debt to Former Shareholder	—	—	14,699	—	14,699

Net Loss For The Year Ended March 31, 2020	—	—	—	(33,680)	(33,680)

Balance at March 31, 2020	55,058,006	$55,058	$(10,224)	$(77,847)	$(33,013)

The Financial Statements have been updated to reflect the 1:12.6374 forward stock split on March 5, 2020.

See notes to financial statements

F-24

OMNIA WELLNESS INC.

STATEMENTS OF CASH FLOWS

	YEARS ENDED MARCH 31
	2020	2019

Cash Flows Used by Operating Activities
Net( Loss)	$(33,680)	$(13,899)
Depreciation	215	270
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Changes in assets and liabilities
Accounts payable	(791)	791
Accrued expenses	11,467	3,000
	(22,789)	(9,838)

Cashflows From Financing Activities
Loans Payable	12,000	—
Loans from former shareholder	3,190	7,700
Loans from current shareholders	6,546	—
	21,736	7,700

Net (Decrease) in Cash	(1,053)	(2,138)

Cash-Beginning	1,053	3,191

Cash-Ending	$—	$1,053

SUPPLEMENTAL CASH LOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

See notes to financial statements

F-25

OMNIA WELLNESS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND OPERATIONS

Glolex Inc. was incorporated in Nevada on March 2, 2016. The Company’s business was originally to provide a web based, round-the-clock, online legal consulting advice service.

As of June 25, 2019, Maksim Charniak, the Company’s then sole executive officer and director, sold all of his shares of common stock of the Company to Amer Samad, resulting in a change of control of the Company. As part of that transaction, Mr. Charniak resigned from all of his officer and director positions, and Mr. Samad was appointed as the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company, and was appointed to the Board of Directors of the Company. Mr. Samad also purchased 14,744,687 shares (as adjusted to reflect the Company’s March 5, 2020 1:12.6374 forward stock split) of the Company’s common stock in a series of private transactions, resulting in Mr. Samad owning approximately 95.6% of the issued and outstanding shares of common stock of the Company. As part of this transaction, $14,699 that was loaned to the Company by Mr. Charniak was forgiven.

The Company has not commenced material operations to date. As a result of the change of control transaction referred to above, the Company has suspended operations and is not currently commercializing its business plan, although the Company may recommence such operations in the future. As a result, the Company can be considered a shell company.

On March 5, 2020, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to, among other things, (i) increase the Company’s authorized shares of common stock from 75,000,000 to 100,000,000, (ii) create and authorize 10,000,000 shares of “blank check” preferred stock, and (iii) effect a 1:12.6374 forward stock split of the Company’s common stock. In addition, on March 16, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change the name of the Company from Glolex, Inc. to Omnia Wellness Inc.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

On March 5, 2020, the Company effected a 1:12.6374 forward stock split. All owners of record on March 5, 2020 received an additional 11.6374 shares of the Company’s common stock for each issued and outstanding share of the Company’s common stock. No fractional shares were issued in connection with the forward stock split. All fractional shares created by the 1:12.6374 forward split were rounded up to the next whole share. The forward stock split had no impact on the par value per share of the Company’s common stock, which remains at $0.0001. All current and prior period amounts related to shares, share prices and earnings per share, presented in the Company’s consolidated financial statements and the accompanying notes have been restated to give retrospective presentation for the forward stock split.

F-26

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Fiscal Year-End

The Company elected March 31 as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were as follows:

(i) Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii) Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-27

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-28

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company’s original business plan was to generate income from facilitating easy access to the public to legal advice online and through a telephone application. Services were to be provided through a phone app or through its website, to connect lawyers with members of general public that need to be advised on various legal affairs, in all areas of law. However, the Company has not commenced material operations to date, and as a result of the change of control transaction referred to in Note 1 above, the Company has suspended operations and is not currently commercializing its business plan, although the Company may recommence such operations in the future.

The Company expects to recognize revenue in accordance with ASC topic 606 “Revenue Recognition”. The Company recognizes revenue when its services have been provided and accepted by the customer and collection is reasonably assured

As of March 31, 2020, the Company has not generated any revenue.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-29

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no contingent shares issuance arrangements, stock options or warrants which were issuable and could have potential dilutive effect to the earnings per share for the period ended March 31, 2020.

F-30

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recent Accounting Pronouncements

In September 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

F-31

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a. Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b. Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c. Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

F-32

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a. Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b. Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c. Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2018, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 3 – FIXED ASSET

The company has purchased the equipment in a form of Mac book computer. We determined the useful life to be 4 years. The accumulated depreciation was calculated to be $1,076 to date; this includes previous depreciation of $806 which was passed before and current quarter depreciation being $68 all is now booked and will continue to be booked going forward.

NOTE 4 – GOING CONCERN

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at March 31, 2020, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

F-33

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5– LOANS PAYABLE

From time to time, stockholders have loaned funds to the Company to meet its expenses. As of March 31, 2020 the Company owed stockholders an aggregate of $6,646.

From time to time, third parties have loaned funds to the Company to meet its expenses. As of March 31, 2020. The Company owed third parties an aggregate of $12,000.

The indebtedness primarily relates to advances to the Company either from shareholders or from Bed Therapies Inc. (currently known as Omnia Wellness Corporation) to pay for third party service providers so the Company remains in compliance with its reporting obligations under the Securities Act of 1934, as amended, and other legal requirements. The indebtedness does not have a maturity date and none of the terms have been finalized as between the Company and the lenders.

As part of the purchase of a controlling interest in the Company by Mr. Amer Samad from Mr. Maksim Charniak, as of June 25, 2019, $14,699 that was loaned to the Company by Mr. Charniak was forgiven. This transaction was recorded as a contribution to equity in the amount of $14,699 in the three month period ended June 30, 2019 and the year ended March 31, 2020.

NOTE 6 – STOCKHOLDER’S EQUITY

The Company has 100,000,000, $0.001 par value shares of common stock authorized.

On March 22, 2018, the Company issued 37,912,200 shares (as adjusted to reflect the Company’s March 5, 2020 1:12.6374 forward stock split) of common stock to a director for cash proceeds of $3,000 at $0.001 per share.

During months of May and September 2018, the Company issued 9,857,172 shares (as adjusted to reflect the Company’s March 5, 2020 1:12.6374 forward stock split) of common stock for cash proceeds of $15,600 to shareholders at $0.02 per share.

In July and August 2018, the Company issued 7,288,620 shares (as adjusted to reflect the Company’s March 5, 2020 1:12.6374 forward stock split) of common stock for cash proceeds of $11,535 to 12 shareholders at $0.02 per share.

There were 55,058,006 shares of common stock issued and outstanding as of March 31, 2020.

NOTE 7- RENDERED SERVICES

The Company has not provided any services and has no recorded revenue as of March 31, 2020.

NOTE 8– RELATED PARTIES

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-34

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

NOTE 9 – SUBSEQUENT EVENTS

On March 5, 2020, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to, among other things, (i) increase the Company’s authorized shares of common stock from 75,000,000 to 100,000,000, (ii) create and authorize 10,000,000 shares of “blank check” preferred stock, and (iii) effect a 1:12.6374 forward stock split of the Company’s common stock. In addition, on March 16, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change the name of the Company from Glolex, Inc. to Omnia Wellness, Inc.

On April 20, 2020, the Company entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”), dated as of April 17, 2020, with Bed Therapies Inc., a Texas corporation (“BTI”), and the beneficial stockholders of BTI, to acquire 100% of the issued and outstanding shares of capital stock of BTI. Pursuant to the terms of the Exchange Agreement, among other things, all outstanding shares of common stock of BTI, no par value, will be exchanged for shares of the Company’s common stock, based on an exchange ratio of one share of the Company’s common stock for every one share of BTI common stock (the “Acquisition”). Upon the closing of the Acquisition, BTI will become a wholly-owned subsidiary of the Company. The completion of the Acquisition is subject to various customary conditions, including, among other things, the preparation of audited financial statements of the Company and BTI under applicable law. However, we can give no assurance that the Acquisition will be consummated at all.

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31,2020 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than described above.

F-35

OMNIA WELLNESS INC.

BALANCE SHEETS

UNAUDITED

	December 31, 2020	March 31, 2020

ASSETS
Current Assets	$—	$—

Total Assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Accrued expenses	$53,293	$14,467
Loans payable third parties	17,443	12,000
Loans payable shareholders	10,618	6,546
Total Current Liabilities	81,354	33,013

Stockholders’ Deficit
Common stock, par value $0.001,100,000,000 authorized, 55,058,006 shares issued and outstanding. Preferred stock: Authorized-10,000,000, Issued and outstanding 0.	55,058	55,058
Authorized-10,000,000,Issued and outstanding 0.	—	—
Additional paid in capital	(10,224)	(10,224)
Accumulated deficit	(126,188)	(77,847)
	(81,354)	(33,013)

Total Liabilities and Stockholders’ Deficit	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-36

OMNIA WELLNESS INC.

STATEMENTS OF OPERATIONS

UNAUDITED

	FOR THE NINE MONTHS ENDED DECEMBER 31		FOR THE THREE MONTHS ENDED DECEMBER 31
	2020	2019	2020	2019

REVENUES	$—	$—	$—	$—

GENERAL AND ADMINISTRATIVE EXPENSES	48,341	27,358	9,383	8,632

LOSS BEFORE PROVISION FOR INCOME TAXES	(48,341)	(27,358)	(9,383)	(8,632)

PROVISION FOR INCOME TAXES	—	—	—	—

NET LOSS	$(48,341)	$(27,358)	$(9,383)	$(8,632)

NET LOSS PER SHARE:BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:BASIC AND DILUTED	55,058,006	55,058,006	55,058,006	55,058,006

The accompanying notes are an integral part of these unaudited financial statements.

F-37

OMNIA WELLNESS INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE AND THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019

UNAUDITED

			ADDTIONAL		TOTAL
	COMMON STOCK		PAID-IN	ACCUMULATED	STOCKHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT	DEFICIT
Balances, March 31,2019	55,058,006	$55,058	$(24,923)	$(44,167)	$(14,032)

Forgiveness of debt from related party	-	-	14,699	-	14,699

Net loss	-	-	-	(4,068)	(4,068)
Balances, June 30, 2019	55,058,006	55,058	(10,224)	(48,235)	(3,401)

Net Loss	-	-	-	(14,658)	(14,658)
Balances, September 30, 2019	55,058,006	55,058	(10,224)	(62,893)	(18,059)

Net Loss	-	-	-	(8,632)	(8,632)
Balances, December 31,2019	55,058,006	$55,058	$(10,224)	$(71,525)	$(26,691)

Balances, March 31, 2020	55,058,006	$55,058	$(10,224)	$(77,847)	$(33,013)

Net loss	-	-	-	(18,853)	(18,853)
Balances, June 30, 2020	55,058,006	55,058	(10,224)	(96,700)	(51,866)

Net loss	-	-	-	(20,105)	(20,105)

Balances, September 30, 2020	55,058,006	55,058	(10,224)	(116,805)	(71,971)

Net loss	-	-	-	(9,383)	(9,383)

Balances, December 31, 2020	55,058,006	$55,058	$(10,224)	$(126,188)	$(81,354)

The accompanying notes are an integral part of these unaudited financial statements.

F-38

OMNIA WELLNESS INC.

STATEMENTS OF CASH FLOWS

UNAUDITED

	For the nine months ended December 31,	For the nine months ended December 31,
	2020	2019

Cash Flows From Operating Activities
Net loss	$(48,341)	$(27,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	201
Changes in assets and liabilities
Accounts payable	—	(791)
Accrued expenses	38,826	8,856
Net cash used in operating activities	(9,515)	(19,092)

Cash flows From Financing Activities
Loans from third party	5,443	3,340
Loans from shareholders	4,072	—
Forgiveness of debt to related party	—	14,699
Net cash provided by operating activities	9,515	18,039

Net Decrease in Cash	—	(1,053)

Cash-Beginning	—	1,053

Cash-Ending	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-39

OMNIA WELLNESS INC.

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

DECEMBER 31, 2020

NOTE 1 – ORGANIZATION AND OPERATIONS

Omnia Wellness Inc. (the “Company”) was incorporated in Nevada on March 2, 2016 under the name Glolex Inc. The Company’s business was originally to provide a web based, round-the-clock, online legal consulting advice service.

As of June 25, 2019, Maksim Charniak, the Company’s then sole executive officer and director, sold all of his shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to Amer Samad, resulting in a change of control of the Company. As part of that transaction, Mr. Charniak resigned from all of his officer and director positions, and Mr. Samad was appointed as the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company, and was appointed to the Board of Directors of the Company. Mr. Samad also purchased 14,744,687 shares (as adjusted to reflect the Company’s March 5, 2020 1:12.6374 forward stock split) of the Common Stock in a series of private transactions, resulting in Mr. Samad owning approximately 95.6% of the issued and outstanding shares of Common Stock. As part of this transaction, $14,699 that was loaned to the Company by Mr. Charniak was forgiven.

On March 5, 2020, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to, among other things, (i) increase the Company’s authorized shares of Common Stock from 75,000,000 to 100,000,000, (ii) create and authorize 10,000,000 shares of “blank check” preferred stock, and (iii) effect a 1:12.6374 forward stock split of the Common Stock. In addition, on March 16, 2020, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change the name of the Company from Glolex, Inc. to Omnia Wellness, Inc. All shares amounts are retroactively adjusted to reflect the forward split.

On April 20, 2020, the Company entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”) with Omnia Wellness Corporation, a Texas corporation (“Omnia Corp.”) and the beneficial stockholders of Omnia Corp. to acquire 100% of the issued and outstanding shares of common stock, no par value, of Omnia Corp. (the “Omnia Corp. Shares”). The transactions contemplated by the Exchange Agreement (collectively, the “Acquisition”) were consummated on January 5, 2021, and, pursuant to the terms of the Exchange Agreement, among other things, all outstanding Omnia Corp. Shares were exchanged for shares of Common Stock based on the exchange ratio of one share of Common Stock for every one Omnia Corp. Share. Accordingly, the Company acquired 100% of Omnia Corp. in exchange for the issuance of shares of Common Stock and Omnia Corp. became the Company’s wholly-owned subsidiary. As a result of the closing of the Acquisition (the “Closing”), Mr. Amer Samad, formerly the Company’s sole director and executive officer, cancel 52,656,888 shares of Common Stock owned beneficially and of record by him as part of the conditions to Closing.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

F-40

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. In the opinion of the Company’s management, the accompanying financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods ended December 31, 2020 and 2019. As this is an interim period financial statement, certain adjustments are not necessary as with a financial period of a full year. Although management believes that the disclosures in these unaudited financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC.

The accompanying unaudited financial statements should be read in conjunction with the Company’s financial statements for the year ended March 31, 2020, which contain the audited financial statements and notes thereto, for the years ended March 31, 2020 and 2019 included within the Company’s Form 10-K filed with the SEC on July 14, 2020. The interim results for the nine months ended December 31, 2020 are not necessarily indicative of the results to be expected for the year ending March 31, 2021 or for any future interim periods.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit, a net loss and net cash used in operating activities for the reporting period. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management’s plan for satisfying our cash requirements and to remain operational for the next 12 months is through sale of shares of our capital stock, convertible debt or loans from shareholders or third parties. We cannot assure you we will be successful in meeting our working capital needs. Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs and/or to raise funds to finance ongoing operations. There can be no assurance, however, that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by any of our future operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds to finance operations.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4– LOANS PAYABLE

From time to time, stockholders have loaned funds to the Company to meet its expenses. As of December 31, 2020 and March 31, 2020 the Company owed stockholders an aggregate of $10,618 and $6,546, respectively.

From time to time, third parties have loaned funds to the Company to meet its expenses. As of December 31, 2020 and March 31, 2020, the Company owed third parties an aggregate of $17,443 and $12,000.

The indebtedness primarily relates to advances to the Company either from shareholders or from Omnia Corp. to pay for third party service providers so the Company remains in compliance with its reporting obligations under the Securities Act of 1934, as amended, and other legal requirements. The indebtedness does not have a maturity date and none of the terms have been finalized as between the Company and the lenders.

As part of the purchase of a controlling interest in the Company by Mr. Amer Samad from Mr. Maksim Charniak, as of June 25, 2019, $14,699 that was loaned to the Company by Mr. Charniak was forgiven. This transaction was recorded as a contribution to equity in the amount of $14,699 in the three month period ended June 30, 2019 and the year ended March 31, 2020.

F-41

NOTE 5 – SUBSEQUENT EVENTS

See Note 1 – Organization and Operations, for information on the Acquisition, the Closing of which took place on January 5, 2021.

Pursuant to the Exchange Agreement for the Acquisition whereby Omnia Corp. became a wholly-owned subsidiary of the Company, each holder of Omnia Corp. shares outstanding immediately prior to the Closing received shares of the Company’s common stock in exchange therefore based on a one-for-one exchange ratio, with all fractional shares rounded up to the nearest whole share. Accordingly, the Company issued 2,500,000 and 2,250,000 shares of its common stock to M. Jainal Bhuiyan, a director and executive officer of the Company, and Nikolay Kukekov, a director of the Company, respectively, 750,000 shares of its common stock to Lifestyle Healthcare LLC, an affiliate of Dr. Kukekov, and 4,500,000 shares of its common stock to Lexxus, LLC, an affiliate of Steve Howe, the Executive Chairman and a director of the Company. Furthermore, at the closing of the Acquisition an aggregate of $500,000 principal amount of convertible promissory notes of Omnia Corp. converted in accordance with their terms into an aggregate of 1,269,665 shares of the Company’s common stock. Of such shares, 729,730 were issued to Dr. Kukekov, and 539,935 were issued to Mr. Bhuiyan, or their respective affiliates. Also as of the closing of the Acquisition, Mr. Samad, formerly the Company’s sole director and executive officer, agreed to cancel 52,656,888 shares of the Company’s common stock owned beneficially and of record by him as part of the conditions to closing.

On January 26, 2021, the Company entered into a convertible promissory note for $250,000 (the “Loan”). The Loan has an original principal amount (OID) of $275,000. The Loan will be payable on July 21, 2021. All of the outstanding principal amount on the Loan shall convert into common stock of the Company at any time before the maturity date, at the option of the Lender, at a 15% discount to a price based on daily volume weighted average price of the Common Stock during the twenty-trading day period ending on the latest complete trading day prior to the conversion date. The Loan contains customary events of default, which, if uncured, entitle the lender to accelerate the due date of the unpaid principal amount of the Loan.

On January 31, 2021 with the consummation of the Exchange Agreement above, $1,245,675 of the convertible notes, third party and accrued interest were converted into 692,042 shares of common stock.

On February 3, 2021, the Company entered into an Extension to a Promissory Note (the “Extension”) effective as of January 31, 2021, with an existing lender, which extended the maturity date of the loan with the lender in the principal amount of $500,000 to January 31, 2022. The Extension also provided that the lender can demand a one-time early repayment of the existing loan at any time prior to the maturity date. As consideration for the Extension, the Company issue to the Lender 20,000 shares of Common Stock.

On February 8, 2021, the Company borrowed $140,000 pursuant to a 20% Note due on May 31st, 2021, with an issue date of February 2, 2021 (the “Note”). The Note contains customary events of default, which, if uncured, entitle the investor to accelerate the due date of the unpaid principal amount of the Note, and the outstanding balance shall increase to 120% of the outstanding balance immediately prior to the event of default. Nickolay Kukekov, a director of the Company, has agreed to personally guarantee the payments of all amounts under the Note.

On March 9, 2021, the Company executed a convertible promissory note (the “March 2021 Note”) with an investor who loaned to the Company $100,000. The March 2021 Note will be payable on earlier of: (a) the one year anniversary of the issue date or (b) the Conversion Date (as defined in the March 2021 Note) or other event pursuant to which Conversion Shares (as defined in the Note) are to be issued pursuant to the terms of the March 2021 Note (the “Maturity Date”). All the outstanding principal and accrued interest on the March 2021 Note shall convert into New Round Stock (as defined in the March 2021 Note) upon the consummation of the next equity round of financing of the Company in whatever form or type that raises $2,000,000 or more of gross proceeds (a “Qualified Financing”), based upon a conversion price equal to a 20% discount to the actual price per New Round Stock in the Qualified Financing. Additionally, at any time before the Maturity Date, at the option of the ;ender, all of the outstanding principal and accrued interest on the March 2021 Note shall convert into the Company’s common stock, based upon a conversion price equal to a 25% discount to the average closing price of the common stock on the primary trading market thereof for the five-trading day period ending on the latest complete trading day prior to the delivery date of the notice of conversion. The March 2021 Note contains customary events of default, which, if uncured, entitle the lender to accelerate the due date of the unpaid principal amount of the March 2021 Note.

F-42

As of March 11, 2021, the Company appointed Dr. Andrew E. Trumbach, age 59, as its Chief Financial Officer.

On or about March 15, 2021, the Company issued:

●	An aggregate of 514,392 shares of common stock to existing lenders upon the previous conversion of such lenders’ loans to the Company of approximately $925,905 in principal plus accrued interest.

●	An aggregate of 270,000 shares of common stock to existing lenders as consideration for the previous extension of the maturity dates of existing loans to the Company held by such lenders.

●	An aggregate of 247,800 shares of common stock to consultants as consideration for services provided by such consultants to the Company.

On April 1, 2021 (the “$50K Issue Date”), the Company executed a promissory note (the “$50K Note”) with an investor who loaned to the Company $50,000 (the “$50K Loan”). The $50K Note will be amortized at the rate of $2,000 per month and will be payable in 36 monthly interest and principal payments of $2,000 per month, with the first payment beginning May 1, 2021 and ending on April 1, 2024. The interest on the principal of the $50K Loan shall begin accruing on the $50K Issue Date. The $50K Note contains customary events of default. During any period of time while an event of default is continuing, the annual rate at which interest accrues under the $50K Note shall be increased by an additional two percent (2%) per annum.

On April 1, 2021, the Company executed a promissory note (the “$100K Note”) with an investor who loaned to the Company $100,000 (the “$100K Loan”). The $100K Note shall bear interest at the rate of ten percent per annum, and shall be payable semi-annually on September 30, 2021 and March 31, 2022. The principal amount of the $100K Note, along with any accrued but unpaid interest, shall be payable on March 31, 2022. The $100K Note contains customary events of default. During any period of time while an event of default is continuing, the annual rate at which interest accrues under the $100K Note shall be increased by an additional two percent (2%) per annum.

On April 6, 2021, the Company filed a Certificate of Change to its Amended and Restated Articles of Incorporation (the “Certificate”) with the Secretary of State of the State of Nevada to effect the following actions:

1. To increase the Company’s authorized shares of common stock from 100,000,000 to 1,500,000,000

2. To increase the Company’s authorized shares of “blank check” preferred stock from 10,000,000 to 150,000,000; and

3. To effect a 15:1 forward stock split of the Company’s common stock.

F-43

PART III—EXHIBITS

Exhibit No.	Document
2.1	Amended and Restated Articles of Incorporation of Omnia Wellness Inc. (Incorporated by reference the Company’s Current Report on Form 8-K filed on March 11, 2020)
2.2	Certificate of Amendment to Amended and Restated Articles of Incorporation of Omnia Wellness Inc. (Incorporated by reference the Company’s Current Report on Form 8-K filed on March 18, 2020)
2.3	Amended and Restated By-Laws of Omnia Wellness Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
2.4	Certificate of Change to Amended and Restated Articles of Incorporation of Omnia Wellness Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2021)
2.5*	Certificate of Designations of Series A Preferred Stock (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on ______________, 2021)
3.1	Form of 4% Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
3.2	Form of Promissory Note (10%/14%/20%) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
3.3	Form of Convertible Promissory Note (1%/4%/12%) (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
3.4	Form of 12% Convertible Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
3.5	Extension to Promissory Note, dated as of February 1, 2020, by and between Bed Therapies, Inc. and Barry Pressman (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
3.6	Convertible Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2021)
3.7	Extension to Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021)
3.8	Convertible Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021)
3.9	Convertible Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2021)
3.10	Promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2021)
3.11	10% promissory Note (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2021)
4.1*	Form of Subscription Agreement
6.1	2020 Equity Incentive Plan (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.2	Form of Stock Option Award Agreement pursuant to 2020 Equity Incentive Plan (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.3	Worldwide Exclusive License Agreement, dated April 30, 2019, between the Company and Drywave Technologies, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.4	Contract Services Agreement, effective as of January 1, 2020, by and between Solajet Financing Company LLC and DryRx, LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.5	Master Facility License Agreement, dated as of August 9, 2018, by and between Fitness International, LLC, both on its own and on behalf of its wholly owned subsidiary, Fitness & Sports Clubs, LLC, and Drywave Technologies, USA, Inc., both on its own and on behalf of its wholly owned subsidiary, Massagewave, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)

44

6.6	Master Facility License Agreement Assignment, dated as of September 30, 2018, by and between Bed Therapies, LLC, Fitness International, LLC, both on its own and on behalf of its wholly owned subsidiary, Fitness & Sports Clubs, LLC, and Drywave Technologies, USA, Inc., both on its own and on behalf of its wholly owned subsidiary, Massagewave, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.7	Assignment and Assumption Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.8	Secured Loan and Revenue Participation Agreement, dated as of September 18, 2019, by and between LG 2017 Holdings LLC and Solajet Financing Company LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.9	Amendment to Secured Loan and Revenue Participation Agreement, dated as of February 24, 2020, by and between LG 2017 Holdings LLC and Solajet Financing Company LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.10	Secured Loan and Revenue Participation Agreement, dated as of October 9, 2019, by and between Chartwell Capital US LP and Solajet Financing Company LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.11	Secured Loan and Revenue Participation Agreement, dated as of March 10, 2020, by and between Chartwell Capital US LP and Solajet Financing Company LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.12	Amendment to Secured Loan and Revenue Participation Agreement, dated as of February 24, 2020, by and between Chartwell Capital US LP and Solajet Financing Company LLC (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2021)
6.13	CFO Consulting Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2021)
7.1	Share Exchange And Reorganization Agreement by and among Glolex Inc., Bed Therapies Inc. and the beneficial stockholders of Bed Therapies Inc., dated as of April 17, 2020 (Incorporated by reference the Company’s Current Report on Form 8-K filed on April 22, 2020)
11.1	Consent of MaloneBailey, LLP
11.2	Consent of BF Borgers CPA PC
11.3*	Consent of Ruskin Moscou Faltischek, P.C. (Included in Exhibit 12.1)
12.1*	Opinion of Ruskin Moscou Faltischek, P.C.

* To be filed by amendment.

45

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on April 23, 2021.

OMNIA WELLNESS INC.

By:	/s/ Steve R. Howe
Name:	Steve R. Howe
Title:	Executive Chairman and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

April 23, 2021
/s/ Steve R. Howe
Executive Chairman and Director (Principal Executive Officer)

April 23, 2021
/s/ Dr. Andrew E. Trumbach
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

April 23, 2021
/s/ Nickolay Kukekov
Director

April 23, 2021
/s/ Jainal Bhuiyan
Director and President

46